SALE AND PURCHASE AGREEMENT

     THIS AGREEMENT dated as of November 29, 1995, is between Hercules Incorporated as seller ("HERCULES"), and MacDermid,
Incorporated as buyer ("MACDERMID") and MacDermid Imaging
Technology, Inc., as the assignee and joint and several obligor of MACDERMID ("MACDERMID DELAWARE"). Sometimes herein,
HERCULES and MACDERMID are referred to individually as a "PARTY" and collectively as the "PARTIES".

     WHEREAS, MACDERMID had expressed an interest in a possible transaction concerning the E&PD BUSINESS and pursuant to such interest, the PARTIES held discussions which led to the execution of the CONFIDENTIALITY AGREEMENTS under which HERCULES provided MACDERMID with confidential or proprietary information about the E&PD BUSINESS and MACDERMID provided HERCULES with confidential or proprietary information about the business and financial condition of MACDERMID;

     WHEREAS, the PARTIES continued their discussions and entered into the LETTER OF INTENT and in furtherance of the LETTER OF INTENT, now desire to enter into this AGREEMENT as part of the DEFINITIVE
AGREEMENTS;

     WHEREAS, the PARTIES desire to enter into this AGREEMENT pursuant to which, upon the terms and subject to the conditions contained in the DEFINITIVE AGREEMENTS, the TRANSACTIONS will be effectuated;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the PARTIES agree as follows:


                          ARTICLE I

                           TERMS

 	1.1	CERTAIN DEFINITIONS.  For all purposes of this
AGREEMENT, the following capitalized terms shall have the respective meanings set forth below:


		1.1.1		"AFFILIATE" of any specified PERSON means any
other PERSON directly or indirectly controlling or controlled by or under direct or indirect common control with such specified PERSON.
For the purposes of this definition, "control" when used with respect to any specified PERSON means the direct or indirect (i) power to direct the management and policies of such PERSON, whether through the ownership of voting securities, by contract or otherwise, (ii) power to appoint or have elected more than fifty percent (50%) of the governing body (e.g., board of directors) of such PERSON or (iii) ownership of more than fifty percent (50%) of the voting ownership interest (whether in the form of shares or securities, or other form) of such PERSON. Sometimes herein AFFILIATE(s) of MACDERMID or of HERCULES are referred to individually and collectively as a MACDERMID AFFILIATE, MACDERMID AFFILIATES, a HERCULES AFFILIATE or HERCULES
AFFILIATES, as the case may be.

		1.1.2		"AGREEMENT" means this Sale And Purchase
Agreement, including the ENVIRONMENTAL ANNEX, the FINANCIAL/ACCOUNTING ANNEX, the HUMAN RESOURCES ANNEX, the TAX
ANNEX
and each and all of the other annexes, exhibits and schedules referred to herein or attached hereto.

		1.1.3		"ANCILLARY DOCUMENTS" means, collectively, the
APPLICATIONS LABORATORY LEASE, the EMPLOYEE LEASE AGREEMENT, the
HERCULES PLAZA OFFICE LEASE, the SERIES A PREFERRED STOCK
AGREEMENT,
the TECHNICAL CENTER/METTON BUILDING LEASE, the THREE-DIMENSIONAL
PHOTO LITHOGRAPHY AGREEMENT, the TRANSITION SERVICES AGREEMENT, and all other agreements, documents and certificates delivered by any PARTY at the CLOSING.

		1.1.4		"APPLICATIONS LABORATORY LEASE" means a lease
between the PARTIES and substantially in the form of Exhibit Four and to be delivered at the CLOSING.

		1.1.5		"ASSIGNED CONTRACTS" means all CONTRACTS,
BIDS
and contractual rights that are transferred as part of the PURCHASED ASSETS. Schedule 1.1.5 lists all ASSIGNED CONTRACTS calling for payment by a party thereto in excess of $25,000 or providing for a remaining duration in excess of six (6) months.

		1.1.6		"ASSUMED LIABILITIES" has the meaning set forth
in Section 2.4 but shall exclude the EXCLUDED ITEMS.

		1.1.7		"AUTHORITY" means any national, federal, state
or local governmental, judicial or regulatory body or agency or authority within or without the United States.

		1.1.8		"BID" means any quotation, bid or proposal of
any nature whatsoever, whether written or oral, and including all modifications and amendments thereof and supplements thereto, that if accepted or awarded would lead to a CONTRACT with any PERSON for the development, design, manufacture and/or sale of products or the provision of services by the E&PD BUSINESS.

		1.1.9		"BUSINESS DAY" means any day other than a
Saturday, Sunday or federal or state holiday or day on which banks in Delaware, Connecticut or New York are required or permitted by law to be closed.

		1.1.10	"CASH PORTION" has the meaning set forth in
Section 3.1(A).

		1.1.11	"CLAIM" or "CLAIM(S)" shall mean any and all
damages, deficiencies, demands, debts, obligations, losses, claims, assessments, remediation, product liability claims, actions, suits, arbitrations, proceedings, liabilities, damages, fines, penalties, judgments, costs and expenses (including legal expenses, settlement payments, investigation expenses and reasonable fees of counsel and other experts) of every kind (whether absolute, accrued, contingent or other). The foregoing described items include those asserted against or incurred by a PERSON seeking indemnification (the INDEMNITEE) from a PERSON providing indemnification (the "INDEMNITOR").

		1.1.12	"CLOSING" has the meaning set forth in Section
4.1.

		1.1.13	"CLOSING DATE " has the meaning set forth in
Section 4.1. "1995 CARVE-OUT FINANCIAL STATEMENTS" has the meaning set forth in Section 2.6.2.

		1.1.14	"CONFIDENTIALITY AGREEMENTS" shall mean those
letter agreements, as the same may be amended from time to time, between the PARTIES and (i) dated August 28, 1995, covering information provided by HERCULES to MACDERMID, and (ii) dated
September 11, 1995, covering information provided by MACDERMID to HERCULES.

		1.1.15	"CONSENT" has the meaning set forth in Section
4.4.1.

		1.1.16	"CONTRACT" means any lease, sales order,
purchase order and other contract, agreement, arrangement, understanding and commitment of any nature whatsoever, whether written or oral, and including all modifications and amendments thereof and supplements thereto; provided however, all items or matters relating to insurance or to funding or providing employee benefits pursuant to those Hercules plans listed on the annexes, exhibits or schedules to the HUMAN RESOURCES ANNEX are excluded from this definition.

		1.1.17	"CREDIT" has the meaning set forth in Section
3.3.

		1.1.18	"DEFINITIVE AGREEMENTS" means, individually and
collectively, this AGREEMENT, the ANCILLARY DOCUMENTS and the agreements, certificates, instruments and documents specifically required in or contemplated by this AGREEMENT or any ANCILLARY
DOCUMENT.

		1.1.19	[Intentionally left blank]

		1.1.20	"E&PD" means the Electronics & Printing Division
of HERCULES which is currently part of the Hercules Food & Functional Products Group. The major Business Units of the Electronics &
Printing Division are known as the Merigraph (Registered Trademark) and AquaMer (Registered Trademark) Business Units.

		1.1.21	"E&PD BUSINESS" means the business and related
activities of E&PD, which are the businesses of (i) liquid photopolymer resins for use in making printing plates, as well as sale of such materials for other uses such as an embossing screen for paper towels, and (ii) liquid and dry film soldermask, dry film photoresist and liquid photoresist for the electronics industry; all as the foregoing (i) and (ii) are currently, or were heretofore, carried on, developed or planned by the E&PD. However, nothing herein is intended to or shall include any business, activity or interest in the toner resin business of Hercules-Sanyo, Inc., or resins used in inks or toners or paper or paperboard chemicals produced or sold by Hercules Chemical Specialties Company, or in SYCAR (Registered Trademark) RESINS, or in any non-E&PD part of Hercules Food & Functional Products Group or HERCULES or the three-dimensional photo lithography process and products developed by HERCULES other than specifically disclosed in Proposal No. 5060 submitted on March 1, 1994. A copy of such Proposal No. 5060 is set forth in Schedule 1.1.21.

		1.1.22	"E&PD BUSINESS ITEMS" shall mean individually
and collectively the PURCHASED ASSETS and the ASSUMED LIABILITIES.

		1.1.23	"E&PD CARVE-OUT FINANCIAL STATEMENTS" has the
meaning set forth in Section 2.6.1.

		1.1.24	"E&PD INTELLECTUAL PROPERTY" means any and all
INTELLECTUAL PROPERTY owned, controlled (in the sense of having the right to license or sublicense others) or licensed by HERCULES and developed for or used currently or heretofore in the E&PD BUSINESS, including the patents, patent applications, records of invention, license agreements and trademarks listed in Schedule 1.1.24 and including the royalty bearing licenses with Asahi Chemical Industry
Co., Ltd., and MarkTrece Inc. identified   in Schedule 1.1.24.

		1.1.25	"E&PD MANAGEMENT PERFORMANCE REPORTS" mean
individually and collectively the reports described in Section 2.6.3.

		1.1.26	"E&PD MATERIAL ADVERSE EFFECT" means a material
adverse effect upon or change in the business, assets, liabilities, properties, condition (financial or otherwise), operations or results of operations of the E&PD BUSINESS taken as a whole or any adverse effect upon or change in (i) HERCULES' ability to continue to conduct the E&PD BUSINESS in the ORDINARY COURSE or (ii) on HERCULES' ability to consummate its part of the TRANSACTIONS. Notwithstanding the foregoing, the matters listed or described in Schedule 1.1.26 shall not constitute a E&PD MATERIAL ADVERSE EFFECT, and matters approved by MACDERMID in writing as exceptions to this Section 1.1.26 in writing from time to time shall not constitute a E&PD MATERIAL
ADVERSE EFFECT.

		1.1.27	"E&PD MATERIAL CONTRACT" has the meaning set
forth in Section 5.13.

		1.1.28	"E&PD MATERIALITY STANDARD" shall mean to the
extent that the item(s) or matter(s) in question, individually or in the aggregate, would or could be reasonably expected to have a E&PD MATERIAL ADVERSE EFFECT.

		1.1.29	"EMPLOYEE LEASE AGREEMENT" means an agreement
between the PARTIES and substantially in the form of Exhibit Seven and to be delivered at the CLOSING.

		1.1.30	"ENCUMBRANCES" means all liens, CLAIMS, charges,
security interests, pledges, mortgages or other encumbrances or rights or CLAIMS of others (including, without limitation, any options or similar rights) of any character whatsoever.

		1.1.31	"ENVIRONMENTAL ANNEX" means that Environmental
Annex attached hereto as Annex Two.

		1.1.32	"EXCHANGE ACT" means the Securities Exchange Act
of 1934, as amended, and the rules and regulations promulgated thereunder.

		1.1.33	"EXCLUDED ITEMS" has the meaning set forth in
Section 2.2.

		1.1.34	"FINANCIAL/ACCOUNTING ANNEX" means that
Financial/Accounting Annex attached hereto as Annex Three.

		1.1.35	"HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

		1.1.36	"HERCULES" means Hercules Incorporated, a
Delaware corporation, having offices at Hercules Plaza, Wilmington, DE 19894-0001.

		1.1.37	"HERCULES INDEMNITEES" has the meaning set forth
in Section 12.3.

		1.1.38	"HERCULES INSURANCE" means any and all
insurance policies, self-insurance programs and other forms of insurance purchased, acquired or accepted by HERCULES to cover risks or losses of any E&PD BUSINESS ITEM prior to the TURNOVER POINT.

		1.1.39	"HERCULES PLAZA OFFICE LEASE" means a lease
between the PARTIES and substantially in the form of Exhibit Five and to be delivered at the CLOSING.

		1.1.40	"HUMAN RESOURCES ANNEX" means that Human
Resources Annex attached hereto as Annex Four.

		1.1.41	"INDEMNITEE" has the meaning set forth in
Section 1.1.11.

		1.1.42	"INDEMNITOR" has the meaning set forth in
Section 1.1.11.

		1.1.43	"INSTRUMENTS OF RECEIPT AND ASSUMPTION" has the
meaning set forth in Section 4.3.

		1.1.44	"INSTRUMENTS OF TRANSFER" has the meaning set
forth in Section 4.2.

		1.1.45	"INTELLECTUAL PROPERTY" means (a) all inventions
and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures (proposed or approved records of invention), together with all reissues, continuations, continuations-in-part, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all know-how, trade secrets, technical information, and business information, whether patentable or unpatentable and whether or not reduced to practice (including, ideas, research and development, formulas, compositions, manufacturing and production processes, techniques and methods, technical data, designs, drawings, laboratory notes, laboratory notebooks, blue prints, patterns, specifications, assembly procedures, test procedures, instruction manuals, operation manuals, maintenance manuals, reliability data, quality control data, customer and supplier lists, parts lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

		1.1.46	"INVENTORIES" has the meaning set forth in
Section 2.1 (E).

		1.1.47	"LETTER OF INTENT" means that certain letter
agreement dated September 27, 1995, between the PARTIES and concerning the E&PD BUSINESS.

		1.1.48	"MACDERMID"  means MacDermid, Incorporated, a
Connecticut corporation, having offices at 245 Freight Street, Waterbury, Connecticut 06702.

		1.1.49	"MACDERMID BUSINESS" means the business and
related activities of MACDERMID and the MACDERMID AFFILIATE(S) listed in Schedule 6.4, including (i) chemicals for metal treating and plating; (ii) chemicals used to plate surfaces on printed circuit board; and (iii) products used in the surface preparation and chemical etchants used to manufacture printed circuit boards.

		1.1.50	"MACDERMID-DELAWARE" means MacDermid Imaging
Technology, Inc., a Delaware corporation, all of the capital stock of which is owned by MACDERMID.

		1.1.51	"MACDERMID FINANCIAL STATEMENTS" has the meaning
set forth in Section 6.5.2.

		1.1.52	"MACDERMID INDEMNITEES" has the meaning set
forth in Section 12. 2.

		1.1.53	"MACDERMID MATERIAL ADVERSE EFFECT" means a
material adverse effect upon or change in the business, assets, liabilities, properties, condition (financial or otherwise), operations or results of operations of MACDERMID and the AFFILIATES of MACDERMID taken as a whole or any adverse effect upon or change in
(i) MACDERMID's ability to continue to conduct the MACDERMID BUSINESS in the ORDINARY COURSE or (ii) MACDERMID's ability to consummate its part of the TRANSACTIONS. Notwithstanding the foregoing, the matters listed or described in Schedule 1.1.53 shall not constitute a MACDERMID MATERIAL ADVERSE EFFECT, and matters approved by HERCULES in writing as exceptions to this Section 1.1.53 from time to time shall not constitute a MACDERMID MATERIAL ADVERSE EFFECT.

		1.1.54	"MACDERMID MATERIALITY STANDARD" shall mean to
the extent that the item(s) or matter(s) in question individually or in the aggregate would or could be reasonably expected to have a MACDERMID MATERIAL ADVERSE EFFECT.

		1.1.55	"MACDERMID PREFERRED STOCK" has the meaning set
forth in Section 3.1.

		1.1.56	[Intentionally left blank.]

		1.1.57	"NON-COMPETITION AGREEMENTS" mean individually
and collectively (i) the letter, dated October 5, 1995, submitted by MACDERMID to HERCULES, a copy of which is set forth in Schedule
1.1.57, and (ii) the letter, dated October 6, 1995, submitted by HERCULES to MACDERMID, a copy of which letter is set forth in
Schedule 1.1.57, and (iii) the provisions of Section 8.1.

		1.1.58	"NOTICE" has the meaning set forth in Section
14.6.

		1.1.59	"NOTICE OF CLAIM" has the meaning set forth in
Section 12.4.1.

		1.1.60	"ORDINARY COURSE" shall mean conduct or
operation of a business, item, matter or activity in the ordinary course consistent with normal past practice since January 1, 1995 as to the E&PD BUSINESS and since April 1, 1995 as to the MACDERMID BUSINESS.

		1.1.61	"PERMITS" means all rights and incidents of
interest in and to all licenses, certificates, consents, permits, approvals and other authorizations of any AUTHORITY. E&PD BUSINESS PERMITS means all PERMITS necessary for the conduct of the E&PD BUSINESS in the ORDINARY COURSE. MACDERMID BUSINESS PERMITS mean all PERMITS necessary for the conduct of the MACDERMID BUSINESS in the ORDINARY COURSE.

		1.1.62	"PERMITTED ENCUMBRANCES" shall mean as of any
particular time:

			(A)	Liens for current state and local property taxes
not yet due and payable;

			(B)	Covenants, restrictions, liens, encumbrances,
servitudes, rights-of-way, easements, exceptions and limitations, and agreements contained in instruments of record which, individually or in the aggregate, are not material in character, amount or extent and which do not materially affect, detract from or inhibit the use of the E&PD BUSINESS ITEMS; and

			(C)	The items, if any, listed in Schedule 1.1.62,
which are not material in character, amount or extent and which do not, individually or in the aggregate, materially adversely affect, detract from or inhibit the use of the E&PD BUSINESS ITEMS.

		1.1.63	"PERSON" means an individual, partnership
(general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate, agency or other entity.

		1.1.64	"POST-CLOSING ADJUSTMENT" has the meaning set
forth in Section 3.2.

		1.1.65	"PRE-CLOSING PERIOD" means the period from the
date of this AGREEMENT through the earlier of (A) the termination of this AGREEMENT or (B) the CLOSING.

		1.1.66	"PURCHASE PRICE" has the meaning set forth in
Section 3.1.

		1.1.67	"PURCHASED ASSETS" has the meaning set forth in
Section 2.1, but shall exclude the EXCLUDED ITEMS.

		1.1.68	"REAL PROPERTY" has the meaning set forth in
Section 2.1(A).

		1.1.69	"RECORDS" has the meaning set forth in Section
8.10.

		1.1.70	"RESOLUTION PANEL" has the meaning set forth in
Section 13.2.

		1.1.71	"SEC" means the Securities and Exchange
Commission.

		1.1.72	"SECURITIES ACT" means the Securities Act of
1933, as amended, and the rules and regulations promulgated thereunder.

		1.1.73	"SERIES A PREFERRED STOCK AGREEMENT" means an
agreement between the PARTIES and MACDERMID DELAWARE, relating to the MACDERMID PREFERRED STOCK and substantially in the form of Exhibit Two attached hereto and to be delivered at the CLOSING.

		1.1.74	"SYCAR RESINS" means all INTELLECTUAL PROPERTY
and other matters related to prepolymers and polymers made by hydrosilation from siloxanes and polyenes (including those which are filled or fiber reinforced, or contain property modifiers), such as those described by Leibfried in U.S. Patent Nos. 4,900,799 and 4,902,731; Cowan in U.S. Patent No. 4,877,820; and Bard and Burnier in U.S. Patent No. 5,008,360 and other HERCULES patents and patent applications.

		1.1.75	"TAX ANNEX" means that Tax Annex attached hereto
as Annex Five.

		1.1.76	"TECHNICAL CENTER /METTON BUILDING LEASE" means
that E&PD Technical Center/Metton Building Lease between the PARTIES and substantially in the form of Exhibit Three attached hereto and to be delivered by the PARTIES at the CLOSING.

		1.1.77	"THIRD PERSON OR THIRD PERSONS" shall mean
PERSON(s) other than MACDERMID, HERCULES and their respective
AFFILIATES, directors, officers, employees, agents, consultants, representatives and successors.

		1.1.78	"THREE-DIMENSIONAL PHOTO LITHOGRAPHY
AGREEMENT"
means that Three-Dimensional Photo Lithography Agreement between the PARTIES and substantially in the form of Exhibit Six and to be delivered by the PARTIES at the CLOSING.

		1.1.79	"TRANSACTIONS" means individually and
collectively the following: (i) the execution and delivery of each and all of the DEFINITIVE AGREEMENTS; (ii) the sale, assignment, transfer and delivery by HERCULES to MACDERMID of all right, title and interest of HERCULES in, to and under the PURCHASED ASSETS, free and clear of all ENCUMBRANCES other than PERMITTED ENCUMBRANCES, and the purchase, receipt and acceptance by MACDERMID of such right, title and interest; (iii) the assumption by MACDERMID of the ASSUMED LIABILITIES; (iv) the effectuation and implementation of each and all other transactions contemplated by the DEFINITIVE AGREEMENTS; and (v) the taking of any and all action necessary to the foregoing.

		1.1.80	"TRANSITION SERVICES AGREEMENT" means that
Transition Services Agreement between the PARTIES and substantially in the form of Exhibit Three and to be delivered by the PARTIES at the CLOSING.

		1.1.81	"TURNOVER POINT" means, subject to completion of
the CLOSING, 12:01 AM on November 29, 1995, whereupon the E&PD
BUSINESS ITEMS shall be deemed to have been transferred to MACDERMID, and except as otherwise provided herein all sales, profits, losses, and other aspects of the E&PD BUSINESS after such time shall be for the account of or otherwise belong to MACDERMID.

	1.2	EXHIBITS, ETC.  References made to an "Annex", "Exhibit"
or a "Schedule," unless otherwise specified, refer to one of the Annexes, Exhibits or Schedules attached to this AGREEMENT, and references made to an "Article" or a "Section," unless otherwise specified, refer to one of the Articles or Sections of this AGREEMENT.

	1.3	PLURALS, ETC.  (A) The plural form of any noun shall
include the singular and the singular shall include the plural, unless the context requires otherwise. (B) Each of the masculine, neuter and feminine forms of any pronoun shall include all such forms unless the context requires otherwise. (C) The terms "include", "includes", "including" and all other forms and derivations of such term shall mean including without limitation. (D) The terms "herein", "hereof", "hereunder", "hereby", "hereto", "herewith" and words of similar import shall refer to this AGREEMENT as a whole and not to any particular article, section or paragraph of this AGREEMENT. (E) The "(s)" shall mean any one or more.

	1.4	TIME OF DAY.   Unless otherwise provided herein, all
references to a fixed time of day shall mean Eastern Standard Time or Eastern Daylight Savings Time, whichever is in effect on the date in question.





                      ARTICLE II

                  SALE AND PURCHASE

	2.1	SALE AND PURCHASE.   At the CLOSING and as of the
TURNOVER POINT, HERCULES shall (subject to Section 4.4) sell, transfer, convey, assign and deliver to MACDERMID, free and clear of all ENCUMBRANCES other than PERMITTED ENCUMBRANCES, and MACDERMID shall purchase, acquire and accept from HERCULES all of HERCULES' right, title and/or interest (e.g. licensing interest) in and to all of the assets and properties of any nature whatsoever, wherever located, whether now owned or acquired during the PRE-CLOSING PERIOD, used solely or substantially in the E&PD BUSINESS (even if accounted for or carried at zero value) (each and all of the foregoing items referred to in this subclause being referred to as the "PURCHASED ASSETS"),including all of HERCULES' right, title to and interest in and to the items described below, (A) through (Q), but excluding the EXCLUDED ITEMS.

		(A)	All real property, whether owned or leased, including
(i) all buildings, houses, facilities and other structures and improvements thereon, (ii) all rights, privileges, hereditaments and appurtenances appertaining thereto or to any of such buildings, facilities or other structures or improvements and (iii) to the extent constituting real property under applicable law, all fixtures, installations, equipment and other property attached thereto or located thereon (collectively, "REAL PROPERTY"); REAL PROPERTY includes items listed or described in Schedule 2.1 (A);

		(B)	The E&PD manufacturing plant in Middletown, Delaware,
including all real, personal and other property located thereon or therein and used in the operation of such manufacturing plant (the "MIDDLETOWN PLANT"). The MIDDLETOWN PLANT is further described in
Schedule 2.1 (B);

		(C)	Subject to Section 2.8, the E&PD research and
development facility and the Metton Building, both located off Hercules Road in New Castle County, Delaware, including the buildings, the underlying four (4) acres of land more or less on which the buildings sit, and the contents of such buildings (the "E&PD TECHNICAL CENTER/METTON BUILDING"). The E&PD TECHNICAL CENTER/METTON BUILDING is further described in Schedule 2.1 (C);

		(D)	All machinery, equipment, fixtures, installations and
all other personal property, whether owned or leased, including all vehicles, furniture, tools, spare parts, supplies, items historically expensed, office and laboratory equipment, research facilities, materials, fuel, computer hardware, and other personal property not normally included in inventory (collectively "PERSONAL PROPERTY");
PERSONAL PROPERTY includes the items listed or described in Schedule
2.1 (D);

		(E)	Subject to Section 8.7 hereof, all inventory items
(including raw materials, work in process, samples, finished goods and products and storeroom and other supplies) (collectively
"INVENTORIES"); INVENTORIES include the items listed or described in
Schedule 2.1 (E) but subject to consumption and, as applicable, reasonable wear and tear;

		(F)	All CONTRACTS and BIDS, including the items listed or
described in Schedule 2.1 (F);

		(G)	Subject to Sections 4.4 and 8.5, all sales and
promotional literature, drawings, photographs (of products, facilities and equipment), books, records, files, customer lists, supplier lists, credit information, business records and plans, studies, surveys, reports, correspondence, and other selling material, except those items covered by the HUMAN RESOURCES ANNEX;

		(H)	Subject to Section 4.4, all E&PD INTELLECTUAL
PROPERTY; provided, however, (a) that E&PD INTELLECTUAL PROPERTY that is not currently used solely or substantially in the E&PD BUSINESS shall be licensed to MACDERMID as described in Section 2.17, and (b) recognizing that most written documents concerning E&PD INTELLECTUAL PROPERTY are already in the possession of the individuals working for the E&PD, and subject to HERCULES' normal document retention policy, HERCULES agrees to make available to MACDERMID from the CLOSING until eighteen (18) months after the CLOSING such documents in HERCULES' possession (including laboratory notebook entries of E&PD INTELLECTUAL PROPERTY) by providing to MACDERMID, at HERCULES' election, either relevant copies or excerpts or access to two employees of MACDERMID (approved by HERCULES, which approval shall not be unreasonably withheld);

		(I)	Subject to Section 4.4, all PERMITS, but only to the
extent legally transferable by HERCULES;

		(J)	Subject to Section 8.6, all accounts receivable and
notes receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto and all CLAIMS arising therefrom;

		(K)	All rights, claims, credits, causes of action or
rights of set-off against THIRD PERSONS relating to the E&PD BUSINESS ITEMS, whether known or unknown, liquidated or unliquidated, fixed or contingent, and all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other THIRD PERSONS in connection with products or services purchased by or furnished to HERCULES for use in the E&PD BUSINESS ITEMS, to the extent transferable by HERCULES;

		(L)	Subject to Sections 2.18 and 8.5, all books, paper
and electronic records, data, plans and recorded knowledge, including correspondence, bookkeeping and accounting papers, invoices, bills of sale, and other instruments and documents of title;

		(M)	Subject to Section 2.19, telephone, facsimile and e-
mail numbers;

		(N)	Subject to Sections 2.18 and 8.5, all stationery and
other imprinted material and office supplies, and packaging and shipping materials;

		(O)	All goodwill associated with the E&PD BUSINESS;

		(P)	All properties and assets set out in Schedule 2.1
(P); and

		(Q)	All other properties and assets of every kind and
nature, real or personal, tangible or intangible, used solely or substantially in the E&PD BUSINESS.

	2.2	EXCLUDED ITEMS.  Notwithstanding anything to the
contrary, the E&PD BUSINESS ITEMS do not include (i) items not used solely or substantially in the E&PD BUSINESS; (ii) HERCULES INSURANCE; (iii) FAS 106 and FAS 112 accruals, except as provided in the HUMAN RESOURCES ANNEX; (iv) the items set forth on Schedule 2.2;
(v) items retained by HERCULES pursuant to one of the Annexes hereto or to the DEFINITIVE AGREEMENT(s); and (vi) any right, title and interest in and to any of the items described in the foregoing (i),
(ii), (iii), (iv), or (v), of every nature whatsoever, wherever located, whether now owned or acquired prior to the CLOSING. The ASSUMED LIABILITIES do not include any of the liabilities or obligations described in Section 2.4.2.

	2.3	E&PD ITEMS OF HERCULES AFFILIATE(S). If E&PD BUSINESS
ITEM(S) are in the possession of HERCULES AFFILIATE(S), including those in Belgium and Taiwan, then HERCULES shall take or cause to be taken all such actions as may be necessary to cause such ITEM(S) to be conveyed to or assumed by MACDERMID as of the CLOSING. To the greatest extent practicable, the relevant E&PD BUSINESS ITEM(S) and HERCULES AFFILIATES having possession thereof are listed and described on Schedule 2.3.

	2.4	ASSUMPTION OF LIABILITIES.

		2.4.1	Effective as of the TURNOVER POINT, MACDERMID shall
assume and agree to pay, perform, discharge and satisfy each and all of the following liabilities set forth below in paragraphs (A) through (F) of this Section (collectively the "ASSUMED LIABILITIES") whether the ASSUMED LIABILITIES arise prior to, on or after the TURNOVER POINT but only the ASSUMED LIABILITIES and not any EXCLUDED
ITEMS or any other liabilities or obligations. Such assumption by MACDERMID of the ASSUMED LIABILITIES shall be in addition to the PURCHASE PRICE paid by MACDERMID.

		(A)	All liabilities and obligations  as described in
Schedule 2.4 (including those under executory CONTRACTS and standard monthly accrued accounts payable, such as utilities and invoices not yet received) incurred in the ORDINARY COURSE of the E&PD BUSINESS.

		(B)	All  contracts, agreements, arrangements,
understandings and commitments to be performed after the TURNOVER POINT under the PURCHASED ASSETS.

		(C)	All employee related liabilities and obligations
assumed by MACDERMID pursuant to the HUMAN RESOURCES ANNEX.

		(D)	All liabilities and obligations assumed by MACDERMID
pursuant to any provision of  the DEFINITIVE AGREEMENTS.

		(E)	All claims, obligations, responsibilities and
liabilities relating to, arising from or incurred in connection with MACDERMID's ownership, possession or operation of the E&PD BUSINESS ITEMS after the CLOSING, including any closure or shutdown, partial or otherwise, by MACDERMID of all or any part of the E&PD BUSINESS or the PURCHASED ASSETS.

				2.4.2	Except for the ASSUMED LIABILITIES, as of the
CLOSING, MACDERMID is not assuming or agreeing to pay, perform, discharge or satisfy, and shall have no responsibility or obligation whatsoever for, any liabilities or obligations, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due, of HERCULES or any of its
AFFILIATES, or relating to, arising from or incurred in connection with the E&PD BUSINESS or the PURCHASED ASSETS, whether arising prior to, on or after the TURNOVER POINT.

	2.5	THIRD PERSONS.  The TRANSACTIONS shall not enlarge any
rights of any THIRD PERSON and nothing contained in the DEFINITIVE AGREEMENTS shall prevent a PARTY from contesting the rights or obligations of any THIRD PERSON, subject to such PARTY's obligations under ARTICLE XII.

	2.6	E&PD FINANCIAL STATEMENTS.

		2.6.1	HERCULES shall engage Coopers & Lybrand L.L.P. to
audit the balance sheets of the E&PD BUSINESS as of December 31, 1992, 1993 and 1994, and the related statement of operations, group equity and cashflows for each of the three years in the period ended December 31, 1994 (the "E&PD CARVE-OUT FINANCIAL STATEMENTS"). The
E&PD CARVE-OUT FINANCIAL STATEMENTS shall be delivered by HERCULES to MACDERMID not later than thirty (30) days after the CLOSING. A copy of the E&PD CARVE-OUT FINANCIAL STATEMENTS, when available, shall be set forth in Schedule 2.6.1. Subject to the accuracy of HERCULES' representations and warranties under Section 5.4, the income statements for the year ended December 31, 1994, as delivered to MACDERMID by HERCULES as part of the E&PD CARVE-OUT FINANCIAL STATEMENTS shall not be materially different from the income statements which are part of the E&PD MANAGEMENT PERFORMANCE REPORT (excluding businesses which are not currently part of the E&PD
BUSINESS) for the year ended December 31, 1994.

		2.6.2	HERCULES shall engage Coopers & Lybrand L.L.P. to
audit financial statements of the E&PD BUSINESS for the period from January 1, 1995, to the TURNOVER POINT (the "1995 CARVE-OUT FINANCIAL STATEMENTS"). A copy of the 1995 CARVE-OUT FINANCIAL STATEMENTS, when available, shall be set forth in Schedule 2.6.2. The 1995
CARVE-OUT FINANCIAL STATEMENTS shall be delivered by HERCULES to MACDERMID not later than sixty (60) days after the CLOSING. Subject to the accuracy of HERCULES' representations and warranties under
Section 5.4, the income statements delivered to MACDERMID by HERCULES as part of the 1995 CARVE-OUT FINANCIAL STATEMENTS shall not be materially different from the income statements which are part of the CLOSING DATE E&PD MANAGEMENT PERFORMANCE REPORT delivered to
MACDERMID by HERCULES.

		2.6.3	In its conduct of the E&PD BUSINESS, HERCULES
develops on a monthly basis a report, known as a Management Performance Report, which is submitted to HERCULES senior management for its evaluation of the financial performance of the E&PD BUSINESS (such report is herein the "E&PD MANAGEMENT PERFORMANCE REPORT"). HERCULES has provided to MACDERMID and MACDERMID acknowledges having received a copy of the E&PD MANAGEMENT PERFORMANCE REPORT for December 1994 and a copy of such report for July 1995. A copy of each such report is set forth in Schedule 2.6.3.

		2.6.4	  Not later than sixty (60) days after the CLOSING,
HERCULES will prepare  an E&PD MANAGEMENT PERFORMANCE REPORT for the period from January 1, 1995, through November 28, 1995 (the "CLOSING
DATE E&PD MANAGEMENT PERFORMANCE REPORT").  A copy of the CLOSING
DATE E&PD MANAGEMENT PERFORMANCE REPORT, when available, shall be set
forth in Schedule 2.6.4.     That the  CLOSING DATE E&PD MANAGEMENT
PERFORMANCE REPORT shall be fairly stated on the same basis as the July 1995 E&PD MANAGEMENT PERFORMANCE REPORT.

		2.6.5	HERCULES shall prepare and deliver to MACDERMID the
Statement described in and in accordance with Section 1 of the FINANCIAL/ACCOUNTING ANNEX.

		2.6.6	Whether or not the CLOSING is held or the
TRANSACTIONS consummated, the fees of Coopers & Lybrand L.L.P. shall be borne by the PARTIES with HERCULES paying the lesser of Two Hundred Thousand Dollars ($200,000) or fifty percent (50%) of such fees, and MACDERMID paying the remaining amount of such fees, (said amount being due and payable immediately upon HERCULES' presentation of Coopers and Lybrand's invoice to HERCULES for such service).

	2.7	E&PD BUSINESS ITEMS SOLD "AS IS".  EXCEPT AS PROVIDED
OTHERWISE IN THE DEFINITIVE AGREEMENTS, THE E&PD BUSINESS ITEMS
SHALL
BE SOLD, PURCHASED, CONVEYED, ASSIGNED AND TRANSFERRED "AS IS,
WHERE
IS" IN WHATEVER EXISTENCE AND CONDITION AS OF THE CLOSING DATE.
THE
FOREGOING AND ARTICLE V ARE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE E&PD BUSINESS ITEMS, WHETHER EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND/OR ANY
OTHER
REPRESENTATION OR WARRANTY AS TO QUANTITY, QUALITY, KIND,
CHARACTER
OR CONDITION.

	2.8	E&PD TECHNICAL CENTER/METTON BUILDING.

		2.8.1	The PARTIES intend that the E&PD TECHNICAL
CENTER/METTON BUILDING shall be sold and purchased as part of the PURCHASED ASSETS; however, if due to subdivision requirements or otherwise a sale cannot be effectuated by the CLOSING DATE, then upon and as of the CLOSING, HERCULES shall lease to MACDERMID the E&PD TECHNICAL CENTER/METTON BUILDING until such time as a sale can be effectuated or for a term of thirty-five years (35) years (subject to extension by MACDERMID for certain additional terms), whichever is sooner, at an annual rental of one dollar ($1.00) and on a triple net lease basis, all in accordance with the TECHNICAL CENTER/METTON BUILDING LEASE.

		2.8.2	The terms, conditions and provisions of the TECHNICAL
CENTER/METTON BUILDING LEASE shall include provisions to the effect that at the end of the lease term as extended if applicable, MACDERMID shall, at MACDERMID's expense and option, either return the E&PD TECHNICAL CENTER/METTON BUILDING to HERCULES in a safe and occupiable condition or demolish the E&PD TECHNICAL CENTER/METTON
BUILDING and clear the land; such return, demolition and clearing, as the case may be, to be to the reasonable satisfaction of HERCULES.

		2.8.3	HERCULES, with the reasonable cooperation of
MACDERMID, shall diligently pursue the said subdivision and subsequent sale by HERCULES to MACDERMID of the E&PD TECHNICAL CENTER/METTON BUILDING, and if and when such sale can be effectuated, it shall be promptly effectuated upon payment by MACDERMID to HERCULES of a purchase price of one dollar ($1.00). HERCULES shall bear and pay all subdivision expenses (e.g., legal, civil engineering and application fees) related to the said subdivision. Costs of the separation of utilities and other items necessary or appropriate to the said subdivision or the separation of E&PD TECHNICAL CENTER/METTON BUILDING from the HERCULES Research Center shall be borne by the PARTIES with HERCULES paying the lesser of Two Hundred Thousand Dollars ($200,000) or fifty percent (50%) of such costs and MACDERMID paying the remaining amount of such costs. MACDERMID shall bear and pay all closing costs (e.g., deed fees, transfer taxes and stamp taxes) related to the said sale. The E&PD TECHNICAL CENTER/METTON BUILDING LEASE shall be terminated forthwith upon the consummation of such sale and purchase.

	2.9	INTERCOMPANY ACCOUNTS.  Prior to or as of  the TURNOVER
POINT, HERCULES shall eliminate all outstanding amounts owing between the E&PD BUSINESS on the one hand, and HERCULES or any of its AFFILIATES (other than the E&PD BUSINESS) on the other hand, in such manner that the E&PD BUSINESS will incur no liability to HERCULES or any of its AFFILIATES by reason of the elimination of such intercompany accounts and, provided, that such elimination shall not reduce the PURCHASED ASSETS or increase the ASSUMED LIABILITIES.

	2.10	BELGIUM OPERATION.  The E&PD BUSINESS includes a
Photoresist Slitting And Packaging Facility located in Beringen,
Belgium. Such Facility and the treatment thereof in connection with the TRANSACTIONS are described in Schedule 2.10.

	2.11	TAIWAN OPERATION.  The E&PD BUSINESS includes a Tolled
Photoresist Slitting And Packaging Operation located in Taipei,
Taiwan. Such Operation and the treatment thereof in connection with the TRANSACTIONS are described in Schedule 2.11.

	2.12	LETTER OF INTENT.  The PARTIES acknowledge that the
DEFINITIVE AGREEMENTS carry out the intent and purposes of the LETTER OF INTENT, including that the HUMAN RESOURCES ANNEX carries out
Section 12 of the LETTER OF INTENT, and the ENVIRONMENTAL ANNEX carries out Section 13 of the LETTER OF INTENT and the SERIES A PREFERRED STOCK AGREEMENT carries out Section 16 of the LETTER OF INTENT. Accordingly, the PARTIES intend and agree that the LETTER OF INTENT is hereby merged into and superseded by this AGREEMENT and the other DEFINITIVE AGREEMENTS for all intent and purposes.

	2.13	ALLOCATION; TAXES; PRORATIONS.  Allocation of the
PURCHASE PRICE for tax purposes; treatment of taxes and assessments, including ad valorem, sale and use, real estate and transfer taxes; and items to be prorated or apportioned as of the CLOSING DATE are addressed in the TAX ANNEX.

	2.14	E&PD APPLICATIONS LABORATORY.  The E&PD Applications
Laboratory located in Building 8136 at the HERCULES Research Center shall be leased to MACDERMID as of the CLOSING in accordance with the APPLICATIONS LABORATORY LEASE.

	2.15	INTERIM OPERATIONS.
		2.15.1	The PARTIES intend and acknowledge that although
MACDERMID will have financial responsibility for the E&PD BUSINESS
ITEMS (including the MIDDLETOWN PLANT) as of after the TURNOVER
POINT, MACDERMID shall not have operational control of the E&PD
BUSINESS ITEMS until the CLOSING DATE when the transfer from HERCULES to MACDERMID of the following environmental permits shall have become effective on the CLOSING DATE. During the period from the TURNOVER POINT through the effective point of such transfer of permits, HERCULES shall be deemed to have operated the MIDDLETOWN PLANT for the benefit of MACDERMID.

		2.15. 2	In order to facilitate the transition of the
E&PD BUSINESS from HERCULES to MACDERMID and MACDERMID's operation of the E&PD BUSINESS as of and after the CLOSING, the PARTIES shall enter an employee lease and a transition services agreement in accordance with the EMPLOYEE LEASE and the TRANSITION SERVICES
AGREEMENT.

		2.15. 3	The PARTIES recognize and acknowledge the
importance that each PARTY attributes to receiving in a timely manner any and all monies owed to it as a result of the interim operations conducted pursuant to the EMPLOYEE LEASE and the TRANSITION SERVICES AGREEMENT. To facilitate the accuracy and timeliness of such receipts of monies, the PARTIES have agreed upon the general concepts set forth in Schedule 2.15.2.

	2.16	HERCULES PLAZA OFFICE SPACE LEASE.   The PARTIES shall
enter into a lease covering office space at Hercules Plaza, 1313
North Market Street, Wilmington, DE 19894-0001, all in accordance with the HERCULES PLAZA OFFICE SPACE LEASE.

	2.17	ANCILLARY INTELLECTUAL PROPERTY.

		2.17.1	As of the CLOSING, HERCULES grants to MACDERMID
a royalty free, non-exclusive, non-transferable license (in all instances, except in the case of a sale by MACDERMID of all or substantially all of the PURCHASED ASSETS) with no right to sublicense, to practice HERCULES non-E&PD knowhow which had been practiced incidentally by its E&PD BUSINESS as a necessary part of its business prior to the CLOSING DATE but only to the extent to which this knowhow was practiced by the E&PD BUSINESS prior to the CLOSING DATE and only for use by MACDERMID to practice the E&PD
BUSINESS subsequent to the CLOSING DATE.

		2.17.2	As of the CLOSING, HERCULES agrees not to assert
against MACDERMID any claim of infringement resulting from MACDERMID's making, using, selling or offering for sale any article or process covered by one or more claims contained in any patent which HERCULES owns or is licensed under which had been practiced incidentally by its E&PD BUSINESS as a necessary part of its business prior to the CLOSING DATE but only to the extent to which such technology was practiced by the E&PD BUSINESS prior to the CLOSING
DATE and which is necessary for MACDERMID to practice the E&PD
BUSINESS subsequent to the CLOSING DATE.

		2.17.3	As of the CLOSING, HERCULES grants to MACDERMID
the right to practice HERCULES' three-dimensional photo lithography technology as existing on the date hereof, all in accordance with the THREE-DIMENSIONAL PHOTO LITHOGRAPHY AGREEMENT.

	2.18	COMMINGLED ITEMS.  After the CLOSING DATE, MACDERMID
will have in its possession various non-public documents, records and other non-E&PD items relating to HERCULES, and HERCULES will have in its possession various non-public documents, records and other items relating to MACDERMID ("the COMMINGLED ITEMS"). The PARTIES hereby acknowledge that it would be impractical to remove, destroy or return to the disclosing PARTY such ITEMS; therefore, the ITEMS will not be separated from or segregated in the MACDERMID or HERCULES files, as the case may be, but the non-disclosing PARTY agrees that, subject to
Section 8.3, it shall not use or take any action to use the COMMINGLED ITEMS or any information contained therein.

	2.19	TELECOMMUNICATIONS.   The PARTIES recognize and
acknowledge that (i) E&PD, as a division of HERCULES, was tied into HERCULES' corporate telecommunication system, which includes telephone numbers, facsimile numbers, electronic mail and other items, and (ii) it is not possible or practical for MACDERMID to utilize such system after the CLOSING, except as may be otherwise provided in the DEFINITIVE AGREEMENTS. Accordingly, any telephone numbers, facsimile numbers, electronic mail and other telecommunication items which are used solely or substantially in the E&PD BUSINESS in the ORDINARY COURSE and which are NOT part of HERCULES' corporate telecommunication system, shall be transferred to MACDERMID as part of the PURCHASED ASSETS. Those items which are part of HERCULES' corporate telecommunication system shall be retained by HERCULES as part of the EXCLUDED ITEMS. Pursuant to and in accordance with the EMPLOYEE LEASE AGREEMENT and the TRANSITION SERVICES AGREEMENT, the HERCULES' corporate telecommunication system or parts thereof may be used by or for MACDERMID in connection with the conduct of the E&PD BUSINESS after the TURNOVER POINT.

	2.20	MARK TRECE, INC.  Set forth in Schedule 2.20 is
information concerning the contracts between HERCULES and Mark Trece, Inc. relating to E&PD matters. Mark Trece alleges that HERCULES has breached such contract(s). HERCULES denies such allegations.
Subject to Article XII (other than Section 12.5.1), HERCULES agrees to and shall protect, defend, indemnify and hold harmless MACDERMID INDEMNITEES from all CLAIMS related to any alleged or actual breach by HERCULES of any contract with Mark Trece that is transferred to MACDERMID as part of the E&PD BUSINESS ITEMS. This indemnification shall survive for the period of limitations provided by law for such CLAIMS. MACDERMID shall reasonably cooperate, at no material expense to MACDERMID, with HERCULES to enable HERCULES to defend against such allegations or CLAIMS.



                            ARTICLE III

                          PURCHASE PRICE

	3.1	PURCHASE PRICE.   The purchase price (subject to the
POST-CLOSING ADJUSTMENT described in Section 3.2) to be paid to HERCULES for the PURCHASED ASSETS (the "PURCHASE PRICE") shall be One Hundred Thirty Million Dollars ($130,000,000) paid in cash and preferred stock as follows:

		(A)	a cash payment of One Hundred Million Dollars
($100,000,000) (the "CASH PORTION") paid at the CLOSING by bank wire transfer in immediately available funds, PLUS

		(B)	Thirty Million Dollars ($30,000,000) of newly issued
shares of Series A Preferred Stock of MACDERMID DELAWARE free and clear of any ENCUMBRANCES other than the SERIES A PREFERRED STOCK
AGREEMENT, and issued in accordance with and subject to the PREFERRED
STOCK AGREEMENT (the "MACDERMID PREFERRED STOCK"), and delivered to
HERCULES at the CLOSING.

	3.2	POST-CLOSING ADJUSTMENT.   To the extent that there is
more than a ten percent (10%) difference between (i) the aggregate amount of Net Receivables, Net Inventories, Net Fixed Assets (including $600,000 for capitalized interest), Other Assets and Accounts Payable/Accrued Expenses of the E&PD BUSINESS as of the TURNOVER POINT, as reflected on the CLOSING DATE E&PD MANAGEMENT PERFORMANCE REPORT, and (ii) the aggregate amount of $32.7 Million (i.e., $32.1 Million for Net Receivables, Net Inventories, Net Fixed Assets, Other Assets, and Accounts Payable/Accrued Expenses reflected on the July 1995 E&PD MANAGEMENT PERFORMANCE REPORT, PLUS $600,000 for capitalized interest), then the PURCHASE PRICE shall be adjusted as follows: if item (i) is greater than $35.97 Million, then the amount of MACDERMID PREFERRED STOCK to be delivered to HERCULES shall be increased by the difference between item (i) and $35.97 million; and if item (i) is less than $29.43 Million, then the amount of MACDERMID PREFERRED STOCK to be delivered to HERCULES shall be decreased by the difference between item (i) and $29.43 million. The foregoing post-closing adjustment (the "POST-CLOSING ADJUSTMENT") shall be effectuated sixty (60) days after the CLOSING.

	3.3	EXCLUSIVITY PAYMENT CREDIT.  If MACDERMID has made an
exclusivity payment to HERCULES pursuant to Section 18 of the LETTER OF INTENT and the TRANSACTIONS are consummated, then at the CLOSING MACDERMID shall receive a credit (the "CREDIT") against the CASH PORTION in the amount of such exclusivity payment.

	3.4	SERIES A PREFERRED STOCK AGREEMENT.   The terms,
conditions and provisions of the MACDERMID PREFERRED STOCK, including provisions related to (i) dividends, (ii) redemption, (iii) default, and (iv) HERCULES' membership on the boards of directors of MACDERMID and of MACDERMID DELAWARE, shall be set forth in the SERIES A PREFERRED STOCK AGREEMENT.

	3.5	PERFORMANCE PREMIUM.

		3.5.1	Subject to achievement of the PERFORMANCE PREMIUM
EBITDA, MACDERMID shall pay HERCULES a premium of Fifteen Million
Dollars ($15,000,000) as additional consideration for the E&PD
BUSINESS ITEMS (the "PERFORMANCE PREMIUM"), all in accordance with the following:

			(A)	HERCULES shall earn and be entitled to and
MACDERMID shall be obligated to pay the PERFORMANCE PREMIUM if, and only if, the aggregate Earnings Before Interest, Taxes, Depreciation
And Amortization ("EBITDA") of MACDERMID for the first, second, third and fourth MACDERMID Full Fiscal Years following the CLOSING DATE is equal to or greater than Two Hundred Fifty Million Dollars
($250,000,000.) (the "PERFORMANCE PREMIUM EBITDA").

			(B)	The PERFORMANCE PREMIUM, if payable, shall be
paid ninety (90) days after the end of the seventh (7th) MACDERMID
Full Fiscal Year following the CLOSING DATE; provided, however, if such payment exceeds the sum of fifty percent (50%) of MACDERMID's cumulative Consolidated Net Income After Tax ("NIAT") for the period from the first day of the month immediately before the CLOSING DATE if the CLOSING DATE is a day before the 15th of the month or the first day of the month immediately after the CLOSING DATE if the CLOSING DATE is the 15th or a later day of the month less all redemptions of the MACDERMID PREFERRED STOCK pursuant to the SERIES A PREFERRED STOCK AGREEMENT through the date of such payment, then any portion in excess of the said fifty percent shall be paid ninety (90) days after the end of the next MACDERMID Full Fiscal Year and each subsequent MACDERMID Full Fiscal Year until paid in full, subject in the case of each MACDERMID Full Fiscal Year to the said fifty percent
NIAT limitation less redemptions and amounts theretofore paid on account of the PERFORMANCE PREMIUM. The NIAT limitation-portion carryover payment process shall continue year after year until the entire $15 million PERFORMANCE PREMIUM has been paid in full.

			(C)	If after the CLOSING DATE and on or before the
end of the fourth MACDERMID Full Fiscal Year following the CLOSING
DATE (the "Interim Performance Period") there shall occur an event described in Section 3.5.1 (D) (as hereinafter defined) of MACDERMID, and further, if, and only if, the aggregate EBITDA of MACDERMID during that portion of the Interim Performance Period preceding the CHANGE IN CONTROL equals or exceeds the applicable amount in Column 4 of Schedule 3.5.1, then HERCULES shall be deemed to have earned and be entitled to, and MACDERMID shall be obligated to pay, the PERFORMANCE PREMIUM forthwith; provided, however, that, in the event any such change in control of MACDERMID occurs during the first six months of a Full Fiscal Year, the applicable aggregate EBITDA shall be that for the immediately preceding Full Fiscal Year, and in the event such change in control occurs during the last six months of a Full Fiscal Year, the applicable aggregate EBITDA shall be prorated on a monthly basis for the entire Full Fiscal Year.


			(D)	MACDERMID represents and warrants that the
following PERSON(S) directly or indirectly have ownership and/or beneficial control (with the right to vote) of at least the following aggregate percentage of MACDERMID's outstanding voting securities:
Thirty-Five Percent (35%) in the aggregate for

				(i)	Members of the family of Mr. and Mrs.
Harold Leever and the estate of, or any trust or foundation created by, any such member, and

				(ii)	MacDermid, Incorporated Employees Profit
Sharing, Pension and Stock Ownership Plans.

MACDERMID covenants and agrees that until all obligations (including payment dividend and redemption) of MACDERMID and MACDERMID DELAWARE under or relating to the PERFORMANCE PREMIUM and the MACDERMID PREFERRED STOCK have been fully satisfied and extinguished the above named PERSONS shall own in the aggregate at least Twenty-Five Percent (25%) of the voting securities of MACDERMID. In the event of a breach or default under this Section 3.5.1 (D), then, in addition to all other rights and remedies which HERCULES may have, HERCULES shall have the rights and remedies that it would have were there a breach or default by MACDERMID and/or MACDERMID DELAWARE under the PREFERRED STOCK AGREEMENT.

			(E)	Payments on the MACDERMID PREFERRED STOCK and
payment of the PERFORMANCE PREMIUM (collectively "Payments") may not be made in violation of MACDERMID's and/or MACDERMID DELAWARE's, as the case may be, existing debt agreements (which MACDERMID and/or
MACDERMID DELAWARE, as the case may be, will represent at CLOSING are true and correct) or MACDERMID's and/or MACDERMID DELAWARE's, as the case may be, future debt agreements; provided that no such future agreement may contain covenants or restrictions which on the basis of the plans and information for the indebted period furnished by MACDERMID and/or MACDERMID DELAWARE, as the case may be, to the lender or underwriter at or prior to the execution of such future debt agreement would per se at the time of such execution prevent
MACDERMID and MACDERMID DELAWARE making Payments. In the event of a breach or default under this Section 3.5 (E), then in addition to all other rights and remedies which HERCULES may have, HERCULES shall have the right to one-third of the membership of MACDERMID's Board of Directors, all as described in section 3.5 (F), and the judicial resolution described in Section 13 of the PREFERRED STOCK AGREEMENT.

			(F)	If MACDERMID shall fail to fully and timely pay
the PERFORMANCE PREMIUM as required, and such failure continues for thirty (30) days after NOTICE from HERCULES, then forthwith HERCULES shall be entitled to have elected those nominees sufficient to constitute one-third (1/3) of the membership of the Board of Directors of MACDERMID as of the end of the said thirty-day period and all times thereafter. MACDERMID irrevocably agrees and shall take all steps necessary, appropriate and convenient to have such nominees so elected. Such steps may include MACDERMID having to expand the size of its Board of Directors in order to effectuate this clause. HERCULES' right to one-third of the membership of the said
Board of Directors shall continue in effect until the PERFORMANCE
PREMIUM has been paid in full, and all outstanding MACDERMID
PREFERRED STOCK has been redeemed in full, and all other obligations of MACDERMID and of MACDERMID DELAWARE relating to the PERFORMANCE
PREMIUM and/or to the MACDERMID PREFERRED STOCK have been completely satisfied and extinguished.

			(G)	Furthermore, if MACDERMID shall fail to fully
and timely pay the PERFORMANCE PREMIUM as required, then in addition to all other rights and remedies which HERCULES may have, HERCULES shall have all the rights and remedies which it would have if there were a breach or default by MACDERMID and/or MACDERMID DELAWARE under the SERIES A PREFERRED STOCK AGREEMENT.

			(H) 	For purposes of this Section 3.5, a "MACDERMID
Full Fiscal Year" shall mean a one-year period beginning April 1 and ending March 31. The "EBITDA" shall be determined in accordance with the FINANCIAL/ ACCOUNTING ANNEX. The "NIAT" shall be determined in accordance with the FINANCIAL/ACCOUNTING ANNEX.




ARTICLE IV

CLOSING

	4.1	TIME AND PLACE.  The closing of the TRANSACTIONS  (the
"CLOSING") shall take place at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, at 10 A.M, on the first BUSINESS DAY following the later to occur of (i) the expiration of all applicable waiting periods under the HSR ACT and (ii) the satisfaction or waiver of all other conditions applicable to the TRANSACTIONS, or at such other place, time and date as the PARTIES may agree (the "CLOSING DATE"). Upon the completion of the CLOSING, the E&PD BUSINESS shall be deemed to have been turned over to MACDERMID as of the TURNOVER POINT.

	4.2	DELIVERIES BY HERCULES.   At the CLOSING, HERCULES
shall:

			(A)	execute and deliver to MACDERMID such special
warranty deeds, bills of sale, endorsements, assignments, licenses and other instruments and documents, reasonably satisfactory to MACDERMID, necessary or appropriate to vest in MACDERMID as of the CLOSING DATE good and marketable title to the PURCHASED ASSETS, free and clear of any ENCUMBRANCES other than PERMITTED ENCUMBRANCES
("INSTRUMENTS OF TRANSFER"). Simultaneously with the foregoing deliveries, HERCULES shall take all additional steps necessary or appropriate to put MACDERMID in possession and operating control of the E&PD BUSINESS as of the TURNOVER POINT; and

			(B)	deliver to MACDERMID all documents and
certificates specifically required by the DEFINITIVE AGREEMENTS to be delivered by HERCULES at the CLOSING or necessary to carry out the CLOSING as contemplated herein.

	4.3	DELIVERIES BY MACDERMID.  At the CLOSING, MACDERMID
shall:

		(A)	execute and deliver such agreements, receipts,
instruments and documents, reasonably satisfactory to HERCULES, necessary to effectuate and evidence MACDERMID's purchase, receipt and assumption of the E&PD BUSINESS ITEMS as of the TURNOVER POINT ("INSTRUMENTS OF RECEIPT AND ASSUMPTION"). Simultaneously with the foregoing deliveries, MACDERMID shall take all additional steps necessary or appropriate to receive and assume possession and operating control of the E&PD BUSINESS as of the TURNOVER POINT;

		(B)	pay the CASH PORTION, less the amount of the CREDIT
if applicable, in United States dollars, by wire transfer of immediately available funds to an account(s) of HERCULES at a bank(s)
(with bank wire instructions) specified by HERCULES, which specification of banks shall be made at least two (2) BUSINESS DAYS prior to the CLOSING DATE;

		(C)	issue and deliver to HERCULES certificates
representing the MACDERMID PREFERRED STOCK, free and clear of any ENCUMBRANCES other than the SERIES A PREFERRED STOCK AGREEMENT; and

		(D)	deliver to HERCULES all documents and certificates
specifically required by the DEFINITIVE AGREEMENTS to be delivered by MACDERMID at the CLOSING or necessary to carry out the CLOSING as contemplated herein.

	4.4	CERTAIN ASSIGNMENTS, CONSENTS AND PERMITS.

		4.4.1	Notwithstanding anything to the contrary and without
limiting the conditions provided in Articles IX and X hereof, the DEFINITIVE AGREEMENTS shall not constitute an agreement to transfer or grant any rights in, to or under any E&PD BUSINESS ITEM or E&PD
BUSINESS PERMIT if a purported or an actual sale, purchase, assignment, grant or transfer, without the consent, approval, novation or waiver ("CONSENT") of a THIRD PERSON (including any AUTHORITY), would constitute a breach or a default thereof, cause or permit the acceleration or termination thereof, or in any way materially and adversely affect the rights of HERCULES in respect thereof, or the right of MACDERMID to conduct all or any part of the E&PD BUSINESS substantially in the manner and on the terms presently enjoyed by HERCULES.

		4.4.2	 Both prior to and after the CLOSING, HERCULES shall
use its best efforts, and MACDERMID shall provide its best cooperation to HERCULES, at no material expense to MACDERMID, to obtain CONSENTS required for the transfer of all E&PD BUSINESS ITEMS and to transfer to MACDERMID, to the extent legally transferable, all PERMITS used solely or substantially in the E&PD BUSINESS in the ORDINARY COURSE, including the E&PD BUSINESS PERMITS.

		4.4.3	Set forth in Schedule 4.4.3 are those CONSENTS and
E&PD BUSINESS PERMITS which HERCULES reasonably believes must be obtained by the CLOSING in order for the E&PD BUSINESS to be transferred to and operated by MACDERMID. If a CONSENT or E&PD
BUSINESS PERMIT set forth on Schedule 4.4.3 is not obtained by the CLOSING and the PARTIES do not waive such obtainment, then the CLOSING shall be delayed for a period of not more than thirty (30) days to allow the PARTIES to negotiate in good faith a reasonable arrangement designed to put the PARTIES to the greatest extent practicable in the same respective positions as if such CONSENT or E&PD BUSINESS PERMIT had been obtained prior to the CLOSING and the subject E&PD BUSINESS ITEM(S) had been transferred as contemplated by this AGREEMENT. If the PARTIES reach agreement on an arrangement, then such arrangement shall remain in effect until the earlier of (i) the items giving rise to the obligation to obtain such CONSENT or to transfer such E&PD BUSINESS PERMIT shall have been terminated or shall have expired, (ii) such CONSENT has been obtained or such E&PD BUSINESS PERMIT has been transferred or obtained, or (iii) the PARTIES have agreed that such CONSENT or E&PD BUSINESS PERMIT is no longer necessary. If the PARTIES have been unable to reach agreement on a reasonable arrangement, then this AGREEMENT may be terminated pursuant to Section 11.1 (F) hereof.

		4.4.4	If a CONSENT or PERMIT not listed on Schedule 4.4.3
is not obtained prior to the CLOSING, then the CLOSING shall be held notwithstanding such nonobtainment and the PARTIES shall negotiate in good faith a reasonable arrangement designed to put the PARTIES to the greatest extent practicable in the same respective positions as if each CONSENT or PERMIT had been obtained. Such arrangement shall remain in effect until the earlier of (i) the items giving rise to the obligation to obtain such CONSENT or to transfer such PERMIT shall have been terminated or shall have expired, (ii) such CONSENT has been obtained or such PERMIT has been transferred or obtained, or
(iii) the PARTIES have agreed that such CONSENT or PERMIT is no longer necessary.

		4.4.5	The arrangements contemplated in Sections 4.4.3 and
4.4.4 may include (a) entering into subleases, subcontracts, sale and leasebacks, use and service agreements, supply agreements, collection efforts or other contractual arrangements, all upon terms and conditions no less favorable than those possessed by HERCULES under the E&PD BUSINESS ITEM, the E&PD BUSINESS PERMIT or the PERMIT in question, and (b) enforcing for the benefit of MACDERMID any and all rights of HERCULES in respect of such E&PD BUSINESS ITEM, E&PD
BUSINESS PERMIT or PERMIT; provided that MACDERMID shall not be required to accept or enter into, as a substitute for performance by HERCULES under this AGREEMENT, any arrangement which would impose any material additional cost, expense or liability on MACDERMID beyond that which would have been incurred by MACDERMID if such E&PD
BUSINESS ITEM, E&PD BUSINESS PERMIT or PERMIT had been transferred.

		4.4.6	The PARTIES recognize and acknowledge that in certain
instances (e.g. when a transfer by HERCULES is not legally possible or is impracticable) item(s) (e.g. a PERMIT) may not be transferable and that MACDERMID may have to apply for and obtain its own item(s).
In such instances, MACDERMID agrees to promptly make such application(s) and diligently pursue the obtainment of its own item(s); provided however that if in making such application or in seeking such obtainment MACDERMID seeks a benefit or position substantially greater than that possessed or enjoyed by HERCULES in its use of such item(s) then HERCULES shall be relieved forthwith of any obligations related to such item(s).



                               ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF HERCULES


	5.1	REPRESENTATIONS AND WARRANTIES OF HERCULES;
LIMITATION.

		5.1.1	HERCULES represents and warrants to MACDERMID each of
the representations and warranties set forth in Sections 5.2 through
5.24 below, as of the TURNOVER POINT through the CLOSING. The representations and warranties set forth in Sections 5.2 through 5.24 shall survive the CLOSING for a period of eighteen (18) months after the CLOSING, except as otherwise provided in this Article V.

		5.1.2	Except for the representations and warranties
specifically provided in the DEFINITIVE AGREEMENTS, HERCULES makes no representation or warranty of any kind or nature, whether express or implied, including any representation or warranty of (i) merchantability, suitability or fitness for a particular purpose, or quality, with respect to the E&PD BUSINESS ITEMS, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent; or (ii) that the E&PD BUSINESS ITEMS or MACDERMID's ownership, possession, operation or use thereof will yield any given or stated economic, financial, profit or business result to MACDERMID or will result in MACDERMID having any given standing or position in any business (including the E&PD BUSINESS), market or product.

	5.2	ORGANIZATION, GOOD STANDING AND CORPORATE POWER.

		5.2.1	HERCULES is duly organized, validly existing and in
good standing under the laws of the State of Delaware. Subject to the E&PD MATERIALITY STANDARD, HERCULES is duly qualified to do business and is in good standing in each jurisdiction in which the E&PD BUSINESS ITEMS or the nature of the E&PD BUSINESS makes such qualification necessary.

		5.2.2	HERCULES has the requisite corporate power and
authority to use, own or lease and operate the PURCHASED ASSETS. HERCULES has the requisite corporate power and authority to conduct the E&PD BUSINESS in the ORDINARY COURSE. HERCULES has the requisite corporate power and authority to execute the DEFINITIVE AGREEMENTS and to consummate the TRANSACTIONS. The DEFINITIVE AGREEMENTS and the TRANSACTIONS have been duly authorized by the Board of Directors of HERCULES, and no other consent, approval or action of HERCULES' stockholders or Board of Directors is required.

		5.2.3	 The DEFINITIVE AGREEMENTS have been duly and validly
executed and delivered by HERCULES, and are valid and legally binding obligations of HERCULES, enforceable against it in accordance with their terms (subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and to applicable general principles of equity).

		5.2.4	The indemnification period for this Section 5.2 shall
be the period of limitations provided by law.

	5.3	AFFILIATES.  Schedule 5.3 sets forth the name and
jurisdiction of incorporation of the HERCULES AFFILIATE(S) owning or possessing directly or indirectly E&PD BUSINESS ITEM(S) and a description of the particular E&PD BUSINESS ITEM(S) so owned or possessed respectively by each such AFFILIATE.

	5.4	FINANCIAL STATEMENTS.

		5.4.1	The E&PD CARVE-OUT FINANCIAL STATEMENTS present
fairly the financial position of the E&PD BUSINESS at the dates and for the results of operations of the E&PD BUSINESS for the periods indicated therein.

		5.4.2	The income statements for the  year ended December
31, 1994, delivered to MACDERMID by HERCULES as part of the E&PD
CARVE-OUT FINANCIAL STATEMENTS shall not be materially different from the income statements delivered to MACDERMID by HERCULES as part of the E&PD MANAGEMENT PERFORMANCE REPORT (excluding businesses which are not currently part of the E&PD BUSINESS) for the year ended
December 31, 1994.

		5.4.3	The income statements delivered to MACDERMID by
HERCULES as part of the 1995 CARVE-OUT FINANCIAL STATEMENTS shall not be materially different from the income statements delivered to MACDERMID by HERCULES as part of the CLOSING DATE E&PD MANAGEMENT
PERFORMANCE REPORT.

		5.4.4	The CLOSING DATE E&PD MANAGEMENT PERFORMANCE
REPORT,
when available and included in Schedule 2.6.4, shall have been prepared on the same basis as the E&PD MANAGEMENT PERFORMANCE REPORT for the seven-month period ended July, 1995.

	5.5	ABSENCE OF CHANGES IN THE E&PD BUSINESS.

		5.5.1.	Except (A) for HERCULES' adoption of a $50
million deductible on its property insurance policies; (B) for pension accruals as provided in the HUMAN RESOURCES ANNEX; and (C) as set forth on Schedule 5.5 or as contemplated by this AGREEMENT, HERCULES has conducted the E&PD BUSINESS in the ORDINARY COURSE and there has not occurred any change or event which, individually or in the aggregate, would or could be reasonably expected to result in an E&PD MATERIAL ADVERSE EFFECT. Except for items (A), (B) and (C) above, HERCULES has not taken any action with respect to the E&PD BUSINESS which if taken during the PRECLOSING PERIOD would be prohibited pursuant to Section 7.2.

		5.5.2	Except as set forth in Schedule 5.5.2, HERCULES has
received no notice from any customer, supplier, group of employees, licensor or licensee of the E&PD BUSINESS, and knows of no reasonable basis for, any development that threatens to materially adversely affect the arrangements or business relations of the E&PD BUSINESS with such customer, supplier, group of employees, licensor or licensee, or that has resulted in, or may reasonably be expected to result in an E&PD MATERIAL ADVERSE EFFECT.

	5.6	CONFLICTING AGREEMENTS; RESTRICTIONS. Except as set
forth on Schedule 5.6, neither the execution, delivery or performance of the DEFINITIVE AGREEMENTS nor the consummation of the TRANSACTIONS by HERCULES will (A) conflict with or constitute a breach by HERCULES of its respective charter or bylaws; (B) subject to the E&PD MATERIALITY STANDARD, result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, or give rise to the acceleration of the time for performance under, or require any payment by MACDERMID (other than MACDERMID's satisfaction of the ASSUMED LIABILITIES and payments which MACDERMID has agreed to pay pursuant to provisions of the DEFINITIVE AGREEMENTS) under, or trigger any change adversely affecting MACDERMID in the terms of any agreement, contract, instrument, order, evidence of indebtedness, judgment or decree to which HERCULES is a party or by which HERCULES is bound; (C) subject to the E&PD MATERIALITY STANDARD, violate any provision of any existing law, statute, rule or regulation of any jurisdiction or of any order, decree, writ or injunction or decree of any court or governmental department, bureau, board, agency or instrumentality; or
(D) result in the creation or imposition of any ENCUMBRANCE other than PERMITTED ENCUMBRANCES on any E&PD BUSINESS ITEM(S), or result in an E&P MATERIAL ADVERSE EFFECT.

	5.7	TITLE.

		5.7.1	Except as set forth  on Schedule 5.7 and subject to
Sections 4.4 and 5.12, HERCULES (directly or through AFFILIATE(S))
has, or shall have on the CLOSING DATE, and shall transfer and deliver to MACDERMID on the CLOSING DATE with respect to the
PURCHASED ASSETS, (A) good and marketable title, free and clear of any ENCUMBRANCES other than PERMITTED ENCUMBRANCES, to those of such PURCHASED ASSETS which are owned, (B) a valid and enforceable lease on those of such PURCHASED ASSETS which are leased, (C) a valid and enforceable license on those of such PURCHASED ASSETS which are licensed, and (D) a valid and enforceable right to use those of such PURCHASED ASSETS which are neither owned, leased or licensed. The indemnification period for this Section 5.7.1 shall be the period of limitations provided by law.
		5.7.2	After the transfer and delivery of the PURCHASED
ASSETS to MACDERMID as of the CLOSING, MACDERMID shall own, possess or enjoy all right, title and interest in and to, or a valid and enforceable right to use, each and all of the PURCHASED ASSETS substantially to the same extent as owned, possessed or enjoyed by HERCULES in the conduct of the E&PD BUSINESS in the ORDINARY COURSE.

	5.8	INVENTORIES.   Except as set forth on Schedule 5.8 and
subject to Section 8.7, (A) all inventory, including raw materials, work-in-process and finished goods, transferred to MACDERMID as part of the PURCHASED ASSETS consists of a quality and condition usable, leasable or saleable in the E&PD BUSINESS in the ORDINARY COURSE; (B) all such inventory does not contain material excess quantities; (C) all such inventory has a remaining shelf life of two months or greater, as such shelf life is determined in the conduct of the E&PD BUSINESS in the ORDINARY COURSE and (D) to the knowledge of HERCULES, HERCULES is not under any legal liability or obligation with respect to the return of good and saleable inventory in the possession of distributors, customers or others.

	5.9	ACCOUNTS RECEIVABLE.   Except as set forth on Schedule
5.9 and subject to Section 8.6, all accounts receivable transferred to MACDERMID as part of the PURCHASED ASSETS consist of accounts that are good and collectible in the ORDINARY COURSE of the E&PD BUSINESS.

	5.10	ACCOUNTS PAYABLE.   Except as set forth on Schedule
5.10, all accounts payable transferred to MACDERMID as part of the ASSUMED LIABILITIES arose from the delivery of goods, the provision of services, or other activities which occurred by, for or on behalf of the E&PD BUSINESS in the ORDINARY COURSE.

	5.11	CONDITION.  Except as set forth on Schedule 5.11 or in
the DEFINITIVE AGREEMENTS (including schedules thereto) or in the ENVIRONMENTAL ANNEX, all real property transferred or leased to MACDERMID as part of the PURCHASED ASSETS complies, has been grandfathered, has received and has in effect a valid variance or complies in all material respects with all applicable building and zoning laws, ordinances, regulations and PERMITS in effect on the date hereof. Except as set forth on Schedule 5.11, all buildings, facilities and other structures and improvements located on such real property and all such material machinery and equipment reasonably necessary to the conduct of the E&PD BUSINESS as conducted on the date hereof are in good operating condition in all material respects for property of its type and age, subject to ordinary wear and tear.

	5.12	E&PD INTELLECTUAL PROPERTY.

		5.12.1	Except as set forth on Schedule  5.12, the E&PD
INTELLECTUAL PROPERTY includes all INTELLECTUAL PROPERTY used solely or substantially in the ORDINARY COURSE of the E&PD BUSINESS.
HERCULES owns, or possesses adequate rights in all the E&PD INTELLECTUAL PROPERTY, or shall so own or possess such rights on the CLOSING DATE. Subject to the E&PD MATERIALITY STANDARD, there is no CLAIM against, or to the knowledge of HERCULES, threatened in writing against HERCULES and/or its AFFILIATES with respect to an alleged or actual infringement by the E&PD INTELLECTUAL PROPERTY currently practiced by the E&PD BUSINESS, of any patent, trademark or intellectual property of THIRD PERSONS in locations where the E&PD BUSINESS is currently conducted by HERCULES or where E&PD products are currently sold by HERCULES or its authorized distributors, sales agents or sales representatives.

		5.12.2	Subject to Section 5.12.1 and except as set
forth on Schedule 5.12., HERCULES has no knowledge of any instance in which an inventor or author of any E&PD INTELLECTUAL PROPERTY has refused, is refusing or will refuse to transfer all right, title and interest in and to such E&PD INTELLECTUAL PROPERTY to HERCULES.

		5.12.3	The indemnification period for this Section 5.12
shall be six (6) years after the CLOSING.

	5.13	CONTRACTS AND AGREEMENTS.

		5.13.1	Schedule 5.13 contains a list of all contracts,
agreements, leases (including real property leases) and commitments, except for items listed in other schedules to this AGREEMENT or any of the DEFINITIVE AGREEMENTS, to which HERCULES is a party or is bound and which are material to and necessary for the conduct of the
E&PD BUSINESS in the ORDINARY COURSE.   Each such contract,
agreement, lease or commitment is hereinafter referred to as a "E&PD MATERIAL CONTRACT" and collectively as the "E&PD MATERIAL CONTRACTS". The E&PD MATERIAL CONTRACTS include the following:

			(A)	each contract which provides for payments in
excess of $25,000 or which is not cancelable in sixty (60) days or less without penalty or premium;

			(B)	each agreement between HERCULES (made on behalf
of the E&PD BUSINESS) on one hand and any HERCULES AFFILIATE on the other hand, and which agreement relates to the sale or purchase of products (whether raw material, finished products, consigned inventories or other) or the provision of services material to the conduct of the E&PD BUSINESS;

			(C)	each agreement (other than the DEFINITIVE
AGREEMENTS) that restricts after the CLOSING the right of MACDERMID to engage or compete in any type of business with any PERSON or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber the PURCHASED ASSETS;

			(D)	each agreement (whether of surety, guarantee,
letter of credit or indemnification), indenture, loan agreement or note which will have an effect on the ASSUMED LIABILITIES after the CLOSING;

			(E)	each distributorship, sales agency or sale
representative agreements with terms in excess of three (3) months or which is not cancelable in ninety (90) days or less without penalty or premium; and

			(F)	each contract, agreement, lease or commitment
related to E&PD BUSINESS ITEM(S) as to which the CONSENT of a THIRD
PERSON is required for the assignment thereof to MACDERMID or the grant of any rights therein to MACDERMID, and such assignment or grant is reasonably necessary for the conduct of the E&PD BUSINESS in the ORDINARY COURSE.

		5.13.2	Notwithstanding anything to the contrary,
HERCULES is not representing or warranting that every E&PD BUSINESS ITEM to be assigned hereunder is assignable. The PARTIES acknowledge that in the event of such non-assignability, it will be covered by
Section 4.4.

		5.13.3	Except as set forth on Schedule 5.13, each E&PD
MATERIAL CONTRACT is in full force and effect, is an ASSIGNED
CONTRACT and is transferable to MACDERMID and is a valid and legally binding agreement of HERCULES and, to the knowledge of HERCULES, of the other parties thereto. Except as set forth on Schedule 5.13 and subject to the E&PD MATERIALITY STANDARD, (A) neither HERCULES nor any party thereto is in breach or default under any E&PD MATERIAL CONTRACT, and (B) there exists no condition or event (and HERCULES has not received written notice of any such condition or event) which on the date hereof constitutes a breach or default, early termination or cancellation or which, after notice or lapse of time or both, would constitute a breach or default, early termination or cancellation in connection with any E&PD MATERIAL CONTRACT.

	5.14	INSURANCE.   Schedule 5.14 sets forth a list of insurance
policies, self-insurance programs and other forms of insurance maintained on the date hereof by or on behalf of HERCULES in connection with the E&PD BUSINESS, except for those items or matters listed on schedule(s) to the HUMAN RESOURCES ANNEX. None of such policies, programs or insurance shall accrue to MACDERMID's benefit or be applicable to the E&PD BUSINESS and/or any of the E&PD BUSINESS ITEMS after the TURNOVER POINT.

	5.15	CONSENTS.   Subject to Section 4.4, the execution and
delivery by HERCULES of the DEFINITIVE AGREEMENTS do not, and the performance by HERCULES of the TRANSACTIONS will not, require the obtaining of any CONSENT or the taking of other action or the making of any filing with or the giving of any NOTICE to, any AUTHORITY or any other THIRD PERSON (including with respect to any PERMIT) which HAS NOT BEEN obtained, made or given, except (A) approvals under applicable HSR and EXCHANGE ACT provisions; (B) as disclosed on
Schedule 5.15 or (C) where failure to obtain such CONSENTS or actions, make such filings or give such NOTICE (in each case from, with or to a PERSON, including any AUTHORITY) would not have a E&PD MATERIAL ADVERSE EFFECT.

	5.16	NO LITIGATION.  Except for the matters set forth on
Schedule 5.16, there is no CLAIM pending against or, to the knowledge of HERCULES, threatened in writing against HERCULES and, subject to the E&PD MATERIALITY STANDARD, affecting any E&PD BUSINESS ITEM or which, individually or in the aggregate, would or could be reasonably expected to give rise to an injunction to prevent or materially delay the TRANSACTIONS or challenge the validity of the DEFINITIVE AGREEMENTS or materially interfere with the conduct of the E&PD BUSINESS in the ORDINARY COURSE. The indemnification period for this
Section 5.16 shall be the earlier of thirty-six (36) months after the CLOSING or the period of limitation provided by law.

	5.17	NON-ENVIRONMENTAL LAWS AND GOVERNMENTAL
CONSENTS.
		5.17.1	Subject to the E&PD MATERIALITY STANDARD, and
excluding environmental laws (which laws are addressed in the ENVIRONMENTAL ANNEX), HERCULES has complied and is complying with all applicable judgments, rulings, writs, injunctions, awards, decrees, laws, statutes, orders, rules and regulations promulgated by any AUTHORITY to which the PURCHASED ASSETS are subject.

		5.17.2	Except as set forth  on Schedule 5.17, all E&PD
BUSINESS PERMITS have been duly obtained and are in full force and effect or will be obtained, and there are no proceedings pending or, to the knowledge of HERCULES, threatened in writing that would result in the revocation, cancellation or suspension, or any adverse modification, of any thereof.

	5.18	TAXES.   Any representations, warranties and covenants
applicable to Taxes are set forth solely in the TAX ANNEX. The indemnification period for such representations and warranties shall be the period of limitation provided by law.

	5.19	ENVIRONMENTAL MATTERS.  Any representations, warranties
and covenants applicable to environmental matters are set forth solely in the ENVIRONMENTAL ANNEX. The indemnification period for such representations and warranties shall be (A) unlimited in the case of environmental areas (e.g. landfills, Superfund sites, etc.) which are not located on or in the real property transferred or leased hereunder to MACDERMID and (B) five (5) years in the case of environmental areas which are located on such real property.

	5.20	EMPLOYEES AND EMPLOYEE BENEFITS.  Any representations,
warranties and covenants applicable to employee and employee benefits matters are set forth solely in the HUMAN RESOURCES ANNEX. The indemnification period for such representations and warranties shall be eighteen (18) months.

	5.21	INVESTMENT.  HERCULES is acquiring the MACDERMID
PREFERRED STOCK for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof in violation of federal, state or other securities laws.

	5.22	COMPLETE PURCHASED ASSETS.  Except as set forth on
Schedule 5.22 and except for the EXCLUDED ITEMS, the PURCHASED ASSETS include all of the material assets, properties and rights which were used solely or substantially in HERCULES' operation of the E&PD BUSINESS in the ORDINARY COURSE.

	5.23	BROKERS.  Neither HERCULES nor any of its AFFILIATES is
obligated to pay, or has retained any broker or finder or other
PERSON who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by HERCULES in connection with the TRANSACTIONS. MACDERMID shall not, as a result of the TRANSACTIONS or otherwise, have any obligation in respect of any such fees or commissions. HERCULES shall protect, defend, indemnify and hold harmless the MACDERMID INDEMNITEES against such fees or commissions.




                         ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF MACDERMID


	6.1	REPRESENTATIONS AND WARRANTIES OF MACDERMID.
MACDERMID represents and warrants to HERCULES each of the representations and warranties set forth in Sections 6.2 through 6.19 below as of the TURNOVER POINT through the CLOSING. The representations and warranties set forth in Sections 6.2 through 6.19 shall survive the CLOSING for a period of eighteen (18) months after the CLOSING, except as otherwise provided in this Article VI. Except for the representations and warranties specifically provided in the DEFINITIVE AGREEMENTS, MACDERMID makes no representation or warranty of any kind or nature, whether express or implied.

	6.2	ORGANIZATION, GOOD STANDING AND CORPORATE POWER.

		6.2.1	MACDERMID and each of its AFFILIATES owning or
possessing directly or indirectly assets of the MACDERMID BUSINESS is duly organized, validly existing and in good standing under the laws of the State or country in which they are respectively incorporated. Subject to the MACDERMID MATERIALITY STANDARD, MACDERMID and each of its AFFILIATES is duly qualified to do business and is in good standing in each jurisdiction in which the character of their assets or the nature of their business makes such qualification necessary. Complete and correct copies of the respective Certificate of Incorporation and By-laws of MACDERMID and MACDERMID DELAWARE, as currently in effect, have been provided to HERCULES.

		6.2.2	MACDERMID and all of its AFFILIATES have the
requisite corporate power and authority to own or lease and operate their assets and conduct their business in the ORDINARY COURSE. MACDERMID has the requisite corporate power and authority to execute the DEFINITIVE AGREEMENTS and to consummate the TRANSACTIONS. The execution, delivery and performance of the DEFINITIVE AGREEMENTS and the TRANSACTIONS have been duly authorized by the Board of Directors of MACDERMID, and no other consent, approval or other action of MACDERMID's stockholders or Board of Directors is required.

		6.2.3	MACDERMID has approved the TRANSACTIONS (including
the issuance of the MACDERMID PREFERRED STOCK to HERCULES and the acquisition of additional securities of MACDERMID by HERCULES pursuant to the terms of the SERIES A PREFERRED STOCK AGREEMENT) and they are exempt from the provisions of every applicable takeover statute in effect in the State of Connecticut, including Sections 33-
374a to 33-374f of the Connecticut Stock Corporation Act, and from any and all change of control, "anti-takeover" or similar provisions in any contract, agreement, arrangement or understanding to which MACDERMID is a party.

		6.2.4	The DEFINITIVE AGREEMENTS have been duly and validly
executed and delivered by MACDERMID, and are valid and legally binding obligations of MACDERMID, enforceable against it in accordance with their terms (subject to applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally and to applicable general principles of equity).

		6.2.5 	The indemnification period for this Section 6.2
shall be the period of limitations provided by law.

	6.3	CAPITALIZATION.

		6.3.1	The authorized capital stock of MACDERMID consists
solely of 20,000,000 shares of common stock, with no par value per share, and 2,000,000 shares of preferred stock, without par value.
As of November 29, 1995, 2,795,794 shares of common stock were validly issued and outstanding, 1,398,547 shares of common stock were held in the treasury of MACDERMID, and no shares of preferred stock have been issued and no shares of preferred stock are held in the treasury of MACDERMID. All of the outstanding shares of capital stock of MACDERMID have been, and upon issuance the MACDERMID
PREFERRED STOCK will be, duly authorized, validly issued, fully paid and nonassessable.

		6.3.2	The authorized capital stock of MACDERMID DELAWARE
consists solely of 150,000 shares of common stock, $.01 par value per share, and 150,000 shares of preferred stock, without par value. As of the date hereof, 100 shares of common stock were validly issued and outstanding. No shares of common stock were held in the treasury of MACDERMID DELAWARE, and no shares of preferred stock have been issued and no shares of preferred stock are held in the treasury of MACDERMID DELAWARE. All of the outstanding shares of capital stock of MACDERMID DELAWARE have been, and upon issuance of the MACDERMID PREFERRED STOCK will be, duly authorized, validly issued, fully paid and non-assessable.

		6.3.3	At the CLOSING, upon delivery to HERCULES of
certificates representing the MACDERMID PREFERRED STOCK, HERCULES will acquire good and valid title thereto, free and clear of any ENCUMBRANCES other than such as may be imposed pursuant to the SERIES A PREFERRED STOCK AGREEMENT.

	6.4	AFFILIATES.  Schedule 6.4 is complete and correct and
sets forth the name, jurisdiction and nature of business of each MACDERMID AFFILIATE owning or possessing directly or indirectly assets of the MACDERMID BUSINESS as well as MACDERMID's interest in each such MACDERMID AFFILIATE.

	6.5 	REPORTS AND FINANCIAL STATEMENTS OF MACDERMID.

		6.5.1	Since March 31, 1995, MACDERMID has filed with the
SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the SECURITIES ACT and the EXCHANGE ACT (such forms, statements, reports and documents being collectively the "SEC
REPORTS"), all of which, as of the date filed, complied with requirements of the appropriate act and the rules and regulations promulgated thereunder and has heretofore made available to HERCULES, in the form filed with the SEC (excluding any exhibits thereto) true and complete copies of the SEC REPORTS.

		6.5.2	Set forth in Part A of Schedule 6.5.2 are MACDERMID's
Consolidated Balance Sheet, Consolidated Statement of Earnings and Consolidated Statement of Cash Flows as of and for the fiscal year ended March 31, 1995 (the "MACDERMID FINANCIAL STATEMENTS"). The
MACDERMID FINANCIAL STATEMENTS present fairly the financial position of the MACDERMID BUSINESS at the dates and for the results of operations of the MACDERMID BUSINESS for the periods indicated therein. Set forth in Part B of Schedule 6.5.2 is a true and complete copy of a page from a financial model developed by Chase
Manhattan Bank, N.A., in conjunction with MACDERMID relating to MACDERMID's acquisition of the E&PD BUSINESS.

	6.6	ABSENCE OF CHANGES IN THE  BUSINESS OF MACDERMID.
	Except as set forth on Schedule 6.6 or as contemplated by the DEFINITIVE AGREEMENTS, each of MACDERMID and its AFFILIATES owning or possessing directly or indirectly assets of the MACDERMID BUSINESS has conducted its respective business, including the MACDERMID BUSINESS, in the ORDINARY COURSE and there has not occurred any change, event or matter of any kind or nature whatsoever which, individually or in the aggregate, has resulted in, would result in or would or could be reasonably expected to result in a MACDERMID MATERIAL ADVERSE EFFECT or which, after notice of lapse of time or both, would result in or would or could be reasonably expected to result in a MACDERMID MATERIAL ADVERSE EFFECT. Except as set forth on Schedule 6.6, MACDERMID and its AFFILIATES owning or possessing directly or indirectly assets of the MACDERMID BUSINESS each has not taken any action with respect to the MACDERMID BUSINESS which would be prohibited pursuant to Section 7.2 during the PRE-CLOSING PERIOD.

	6.7	INSURANCE.  MACDERMID acknowledges and agrees that all
HERCULES INSURANCE is for HERCULES protection only and as of the TURNOVER POINT, MACDERMID shall be responsible for all insurance related to the E&PD BUSINESS and/or the E&PD BUSINESS ITEMS thereafter.

	6.8	CONSENTS.  The execution and delivery by MACDERMID of the
DEFINITIVE AGREEMENTS do not, and the performance by MACDERMID of the TRANSACTIONS will not, require MACDERMID or any of its AFFILIATES to obtain any CONSENT or take other action, or make any filing with or give any NOTICE to, any AUTHORITY or any other THIRD PERSON
(including with respect to any PERMIT) which has not been obtained, made or given, except (A) as disclosed on Schedule 6.8 or (B) where failure to obtain such CONSENTS or actions, make such filings or give such NOTICES (in each case from, with or to a PERSON, including any AUTHORITY) would not have a MACDERMID MATERIAL ADVERSE EFFECT.

	6.9	CONFLICTING AGREEMENTS, RESTRICTIONS.   Except as set
forth on Schedule 6.9, neither the execution, delivery or performance of the DEFINITIVE AGREEMENTS nor the consummation of the TRANSACTIONS by MACDERMID will (A) conflict with or constitute a breach by MACDERMID of its charter or bylaws; (B) subject to the MACDERMID MATERIALITY STANDARD, result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, or give rise to the acceleration of the time for performance under, or require any payment by MACDERMID under, or trigger any change adversely affecting MACDERMID in the terms of any agreement, contract, instrument, order, evidence of indebtedness, judgment or decree to which MACDERMID is a party or by which MACDERMID is bound; or (C) subject to the MACDERMID MATERIALITY STANDARD, violate any provision of any existing law, statute, rule or regulation of any jurisdiction or of any order, decree, writ or injunction or decree of any court or governmental department, bureau, board, agency or instrumentality; or (D) result in a MACDERMID MATERIAL ADVERSE EFFECT.

	6.10	NO LITIGATION.  Except for the matters set forth on
Schedule 6.10, there is no CLAIM pending against or, to the knowledge of MACDERMID, threatened in writing against MACDERMID and/or its AFFILIATES, which is in excess of Five Hundred Thousand Dollars ($500,000). Except for the matters set forth on Schedule 6.10, there is no CLAIM pending against or, to the knowledge of MACDERMID, threatened in writing against MACDERMID and/or its AFFILIATES and affecting the MACDERMID BUSINESS, which, individually or in the aggregate, would or could be reasonably expected to (A) give rise to an injunction to prevent or materially delay the TRANSACTIONS or challenge the validity of the DEFINITIVE AGREEMENTS; or (B) materially interfere with the conduct of the MACDERMID BUSINESS in the ORDINARY COURSE. The indemnification period for this Section
6.10 shall be the earlier of thirty-six (36) months after the CLOSING or the period of limitations provided by law.

	6.11	NON-ENVIRONMENTAL LAWS AND GOVERNMENTAL
CONSENTS.
Subject to the MACDERMID MATERIALITY STANDARD and excluding environmental laws (which laws are addressed in the ENVIRONMENTAL ANNEX), MACDERMID and its AFFILIATES each (A) has complied and is complying with all applicable judgments, rulings, writs, injunctions, awards, decrees, laws, statutes, orders, rules and regulations promulgated by any AUTHORITY to which MACDERMID or its AFFILIATES are subject and (B) has duly obtained and has in full force and effect all MACDERMID BUSINESS PERMITS.

	6.12	TAXES.   Any representations, warranties and covenants
made by MACDERMID and if and as applicable to Taxes are set forth in the TAX ANNEX. The indemnification period for such representations and warranties shall be the period of limitation provided by law.

	6.13	ENVIRONMENTAL MATTERS.  Any representations, warranties
and covenants made by MACDERMID and if and as applicable to environmental matters are set forth in the ENVIRONMENTAL ANNEX. The indemnification period for such representations and warranties shall be five (5) years.

	6.14	EMPLOYEES AND EMPLOYEE BENEFITS.  Any representations,
warranties and covenants made by MACDERMID and applicable to employee and employee benefits matters are set forth in the HUMAN
RESOURCES ANNEX. The indemnification period for such representations and warranties shall be eighteen (18) months.

	6.15	FINANCING AND INDEBTEDNESS.

		6.15.1	MACDERMID has commitments (the "Commitments")
from reputable financial institutions to provide immediately available funds in an aggregate amount, sufficient to enable MACDERMID to pay HERCULES the CASH PORTION and related fees and expenses hereunder required to be paid by MACDERMID. Schedule 6.15 sets forth a list of all such Commitments and all conditions which must be met in order to have such funds actually loaned to and drawn down by MACDERMID for purposes of the CLOSING.

		6.15.2	Payments on the MACDERMID PREFERRED STOCK and
payments of the PERFORMANCE PREMIUM (collectively "Payments") may not be made in violation of MACDERMID's existing debt agreements (which MACDERMID will represent at CLOSING are true and correct) or MACDERMID's future debt agreements; provided that no such future agreement may contain covenants or restrictions which on the basis of the plans and information for the indebted period furnished by MACDERMID to the lender or underwriter at or prior to the execution of such future debt agreement would per se at the time of such execution prevent MACDERMID making Payments. Accordingly, MACDERMID and MACDERMID DELAWARE each represents and warrants that each of the Commitments was and is now and any debt agreements made pursuant to the Commitments and any other existing debt agreements made by MACDERMID were when made, and are now, consistent and in compliance with the foregoing sentence of this Section 6.15.2. In the event of a breach or default under this Section 6.15.2, then in addition to all other rights and remedies which HERCULES may have, HERCULES shall have the right to one-third of the membership on MACDERMID's Board of Directors, all a described in Section 3.5 (F) and the judicial resolution described in Section 13 of the PREFERRED STOCK AGREEMENT.
		6.15.3	Set forth in Schedule  6.15.3 is a list of all
indebtedness of MACDERMID for borrowed monies in excess of Five Million Dollars ($5,000,000) and the amounts and debt holder(s) thereof.



	6.16	BROKERS.	Neither MACDERMID nor any of its AFFILIATES is
obligated to pay, or has retained any broker or finder or other
PERSON (other than Merrill Lynch & Co. and Wild & Co.) who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by MACDERMID in connection with the TRANSACTIONS. HERCULES shall not, as a result of the TRANSACTIONS or otherwise, have any obligation in respect of any such fees or commissions, including those of Merrill
Lynch & Co. and Wild & Co., MACDERMID shall protect, defend, indemnify and hold harmless the HERCULES INDEMNITEES against such fees or commissions, including those of Merrill Lynch & Co and Wild &
Co.


                          ARTICLE VII

                     PRE-CLOSING COVENANTS

	7.1	BEST EFFORTS; REGULATORY FILINGS.

		7.1.1	 Promptly after the execution hereof and during the
PRE-CLOSING PERIOD, each PARTY shall cooperate with the other PARTY and use all best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws and regulations, to ensure that the conditions set forth in Articles IX and X are satisfied and to consummate and make effective the TRANSACTIONS in accordance with the respective terms and conditions of the DEFINITIVE AGREEMENTS.

		7.1.2	Prior to the date hereof,  each PARTY has made
filing(s) under the HSR ACT with respect to the consummation of the TRANSACTIONS. Each PARTY shall use all best efforts to respond promptly to any requests for additional information made by the United States Federal Trade Commission or the United States
Department of Justice and to provide any supplemental information which may be requested pursuant to the HSR ACT. All such filings shall comply in all material respects with the requirements of the respective laws or regulations pursuant to which they are filed.

		7.1.3	In accordance with Section 4.4, each PARTY shall use
all best efforts to obtain, and to cooperate with the other PARTY in obtaining, all authorizations, consents, orders and approvals of any AUTHORITY or other PERSON that may be or become necessary in connection with the consummation of the TRANSACTIONS prior to or after the CLOSING.

	7.2	CONDUCT OF BUSINESS.

		7.2.1	  During the PRE-CLOSING PERIOD , except as set forth
on Schedule 7.2.1 or as MACDERMID may otherwise consent to in writing
(which consent shall not be unreasonably withheld or delayed) or as otherwise specifically contemplated by the DEFINITIVE AGREEMENTS, HERCULES shall:


		(A)	operate the E&PD BUSINESS in the ORDINARY COURSE,
including preserving intact its business organization; keeping available the services of the E&PD Employees (as defined in the HUMAN RESOURCES ANNEX); maintaining the material manufacturing items in the PURCHASED ASSETS in the same condition as existing on the date of this AGREEMENT (subject to reasonable wear, tear and consumption and, as covered by Section 7.8, casualty losses); preserving material business relationships; and performing in all material respects its obligations under each E&PD MATERIAL CONTRACT;

		(B)	operate the E&PD BUSINESS in such a manner and to an
extent that neither such business nor any material part thereof undergoes or experiences a E&PD MATERIAL ADVERSE EFFECT;

		(C)	not enter into any transaction, take any action, or
by inaction permit any event to occur, which results in (i) any of the representations and warranties of HERCULES contained in the DEFINITIVE AGREEMENTS not being true and correct in all material respects immediately after the occurrence of such transaction, action or event or on the CLOSING DATE or (ii) a breach of any of the agreements and covenants of HERCULES contained in the DEFINITIVE
AGREEMENTS; and

		(D)	not agree or otherwise commit to take any of the
actions prohibited by the foregoing paragraphs (A) through (C).

		7.2.2	During the  PRE-CLOSING PERIOD, except as set forth
on Schedule 7.2.2 or as HERCULES may otherwise consent in writing
(which consent shall not be unreasonably withheld or delayed) or as specifically contemplated by the DEFINITIVE AGREEMENTS, MACDERMID shall:

		(A)	operate the MACDERMID BUSINESS in the ORDINARY
COURSE
and in such a manner and to an extent that neither such business nor any material part thereof undergoes or experiences a MACDERMID
MATERIAL ADVERSE EFFECT;

		(B)	 account for the MACDERMID PREFERRED STOCK as
required by U.S. Generally Accepted Accounting Principles (commonly referred to as "U.S. GAAP") and applicable securities laws and regulations (e.g., SEC Regulation SX-41) in conjunction with input from MACDERMID's independent auditors;

		(C)	not enter into any transaction, take any action, or
by inaction permit any event to occur which results in (i) any of the representations or warranties of MACDERMID contained in the DEFINITIVE AGREEMENTS not being true and correct in all material respects immediately after the occurrence of such transaction, action or event or on the CLOSING DATE or (ii) a breach of any of the agreements and covenants of MACDERMID contained in the DEFINITIVE
AGREEMENTS; and

		(D)	not agree or otherwise commit to take any of the
actions prohibited by the foregoing paragraphs (A) through (C).
	7.3	[Intentionally Left Blank]




	7.4	REQUIRED NOTICES.

		7.4.1	At all times during the PRE-CLOSING PERIOD, HERCULES
shall upon becoming aware thereof, promptly give written NOTICE to MACDERMID of any facts or circumstances or the occurrence of any event or the failure of any event to occur, which results in, which will result in or which may reasonably be expected to result in a E&PD MATERIAL ADVERSE EFFECT,

		7.4.2	At all times during the PRE-CLOSING PERIOD, MACDERMID
shall upon becoming aware thereof, promptly give written NOTICE to HERCULES of any facts or circumstances or the occurrence of any event or the failure of any event to occur, which results in, which will result in or which may reasonably be expected to result in a MACDERMID MATERIAL ADVERSE EFFECT.

	7.5	ACCESS.

		7.5.1 	During the PRE-CLOSING PERIOD,  each PARTY shall
cause one or more of its representatives to confer on a regular basis with representatives of the other PARTY to report on the general and financial status of the ongoing operations of the E&PD BUSINESS or the MACDERMID BUSINESS, as the case may be. In the receipt of information pursuant to Sections 7.5.1, 7.5.2 and 7.5.3, the receiving PARTY shall remain cognizant of any obligations that may be applicable to "insiders" under the EXCHANGE ACT.

		7.5.2	 During the PRE-CLOSING PERIOD, HERCULES shall
provide, or cause to be provided to, MACDERMID and its
representatives (A) as soon as practicable after the end of each month, general monthly financial and operating data and other information as MACDERMID or its representatives may from time to time reasonably request with respect to the E&PD BUSINESS and (B) reasonable access (without interference to normal business operations and subject to the rights of THIRD PERSONS) to the representatives,
officers and employees of HERCULES.   HERCULES agrees that no such
information or access shall affect or limit the scope of the representations and warranties of HERCULES contained in the DEFINITIVE AGREEMENTS or limit liability for breach of any such representation or warranty.

		7.5.3	 During the PRE-CLOSING PERIOD, MACDERMID shall
provide, or cause to be provided to, HERCULES and its representatives
(A) as soon as practicable after the end of each month such general monthly financial and operating data and other information as
HERCULES or its representative(s) may from time to time reasonably request with respect to MACDERMID and the MACDERMID BUSINESS, and
(B) reasonable access (without interference to normal business operations and subject to the rights of THIRD PERSONS) to the
representatives, officers and employees of MACDERMID.   MACDERMID
agrees that no such information or access shall affect or limit the scope of the representations and warranties of MACDERMID contained in the DEFINITIVE AGREEMENTS or limit liability for breach of any such representation or warranty.

	7.6	AGREEMENTS.  Prior to entering this AGREEMENT, the
PARTIES have entered into the LETTER OF INTENT, the CONFIDENTIALITY AGREEMENTS, and the NON-COMPETITION AGREEMENTS. Contemporaneously with entering this AGREEMENT, the PARTIES shall enter into and attach the ENVIRONMENTAL ANNEX, the FINANCIAL/ACCOUNTING ANNEX, the
HUMAN
RESOURCES ANNEX and the TAX ANNEX. At the CLOSING, the PARTIES shall enter into the APPLICATIONS LABORATORY LEASE, the EMPLOYEE LEASE, the HERCULES PLAZA OFFICE LEASE, the SERIES A PREFERRED STOCK
AGREEMENT,
the TECHNICAL CENTER/METTON BUILDING LEASE, the THREE-DIMENSIONAL PHOTO LITHOGRAPHY AGREEMENT and the TRANSITION SERVICES
AGREEMENT.

	7.7	ACQUISITION PROPOSALS.

		7.7.1	From the date hereof through the CLOSING or the
termination of this AGREEMENT, whichever occurs first, HERCULES shall not solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, furnish any information for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to, continue, propose or enter into negotiations looking toward, or enter into or consummate any agreement or understanding providing for, or take any action with respect to, any sale or other disposition (including a repositioning) of all or any material portion of the E&PD BUSINESS (other than in accordance with Section 7.2) and HERCULES will, and will cause each of its AFFILIATES to, use all reasonable efforts to prohibit any of its respective officers or directors from doing any of the above. HERCULES will promptly notify MACDERMID, upon a HERCULES officer becoming aware thereof, if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, HERCULES, or any stockholder, officer, director, representative, agent or any HERCULES AFFILIATE.

		7.7.2	From the date hereof through the CLOSING or the
termination of this AGREEMENT, whichever occurs first, MACDERMID shall not solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, furnish any information for the purpose of evaluating or determining whether to make or pursue any inquiries or proposals with respect to, any sale or other disposition (including a repositioning) of all or any material part of the MACDERMID BUSINESS (other than in accordance with Section 7.2) or any of the equity securities (whether newly issued or currently outstanding) of MACDERMID or any AFFILIATES of MACDERMID other than as expressly contemplated or permitted by the DEFINITIVE AGREEMENTS; and MACDERMID will, and will cause each of its AFFILIATES to, use all reasonable efforts to prohibit any of its respective officers or directors from doing any of the above. MACDERMID will promptly notify HERCULES, upon a MACDERMID officer becoming aware thereof, if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, MACDERMID, or any stockholder, officer, director, representative, agent or any MACDERMID AFFILIATE.

		7.7.3	Notwithstanding anything to the contrary, Section
7.7.1 shall not be applicable to matters relating to the non-E&PD part of HERCULES or the composition, organization, or activities of HERCULES in a post-sale of the E&PD BUSINESS environment.

	7.8	CASUALTY LOSS.

		7.8.1	In the event that any PURCHASED ASSET is destroyed or
substantially damaged by a fire or other casualty  during the PRE-
CLOSING PERIOD, then promptly after first having knowledge of such destruction or damage, HERCULES shall give NOTICE thereof to MACDERMID. Such NOTICE shall include the particulars of the casualty, destruction or damage and the particulars and estimated cost (based on replacement cost or another reasonable basis) of the full correction or remediation thereof as proposed by HERCULES.

		7.8.2	If the E&PD BUSINESS can be conducted in the ORDINARY
COURSE, including a reasonable operation of the MIDDLETOWN PLANT, notwithstanding such destruction or damage, then the PURCHASE PRICE shall be adjusted by the reasonable cost of full correction or remediation of such destruction or damage and the CLOSING shall be effectuated with such adjusted PURCHASE PRICE and, in case of destruction, the destroyed item shall be deemed deleted from the PURCHASED ASSETS, and, in case of damage, the damaged item should be included in the PURCHASED ASSETS on an "as is, where is" condition and basis.

		7.8.3	If the nature of the destroyed or damaged PURCHASED
ASSET is such that the destruction or damage so suffered makes it reasonably impracticable to operate the E&PD BUSINESS in the ORDINARY COURSE and the destruction or damage cannot be practically or reasonably remedied by an adjustment of the PURCHASE PRICE, then the CLOSING shall be delayed and the PARTIES shall attempt in good faith to negotiate a fair and equitable resolution of the correction or remediation of such destruction or damage. If the PARTIES do not agree upon a resolution within thirty (30) BUSINESS DAYS after receipt by MACDERMID of NOTICE of the destruction or damage, then either PARTY may terminate this AGREEMENT pursuant to Section
11.1(G). If by the said thirtieth day the PARTIES have agreed upon a resolution, then this AGREEMENT shall be amended to the extent necessary to incorporate such resolution and the CLOSING shall be effectuated in accordance with the amended AGREEMENT.


                        ARTICLE VIII

                   POST-CLOSING AGREEMENTS

	8.1	NON-COMPETITION.

		8.1.1	HERCULES  covenants and agrees that (other than by
reason of its ownership of MACDERMID PREFERRED STOCK) from and after the CLOSING and until the fifth (5th) anniversary of the CLOSING
DATE, HERCULES shall not, and it will cause its AFFILIATES not to, directly or indirectly, engage anywhere in the world in the following businesses or own, manage, operate or control any entity which engages anywhere in the world in the following businesses:

			(A)	liquid or solid sheet photopolymer resins and
related materials and equipment used for printing plates in the printing industry;

			(B)	liquid and dry film soldermask and dry film and
liquid resist for the electronics industry; and/or

			(C)	liquid photo imageable materials for use in the
electronics industry,

all as the foregoing (A), (B) and (C) are currently or have heretofore been practiced by the E&PD BUSINESS;

provided, however, that HERCULES or its AFFILIATES shall not be prohibited from directly or indirectly (i) owning, managing, operating or controlling an interest in the aggregate of seven percent (7%) or less of any class of securities, assets or business of an entity engaged in any of such businesses or activities, or (ii) merging with or acquiring any business in which such businesses or activities constitute 7% or less of the post-merger combined business or post-acquisition combined business whether or not HERCULES is the surviving entity.

		8.1.2	If an event described in the proviso of Section 8.1.1
shall occur, then for a period of thirty (30) months thereafter, neither HERCULES nor its AFFILIATES shall directly or indirectly solicit for employment or grant employment to any MACDERMID employees who were transferred to MACDERMID pursuant to the HUMAN RESOURCES
ANNEX.

		8.1.3	Nothing herein (including this Section 8.1)is
intended to or shall restrict, prohibit or inhibit any business, activity or interest in the toner resin business of Hercules-Sanyo, Inc., or resins used in inks or toners or paper or paperboard chemicals produced or sold by Hercules Chemical Specialties Company, or in SYCAR (Registered Trademark) RESINS, or in any non-E&PD part (as currently constituted or conducted) of Hercules Food & Functional Products Group of HERCULES, or, subject to the THREE- DIMENSIONAL PHOTO LITHOGRAPHY AGREEMENT, the three-dimensional photo lithography process and products developed by HERCULES other than specifically disclosed in Proposal No. 5060 submitted on March 1, 1994.

	8.2	FURTHER ASSURANCES.

		8.2.1	At any time and from time to time after the CLOSING,
the PARTIES agree to cooperate with each other, to execute and deliver, effective as of the TURNOVER POINT to the extent legally practicable, such other documents, INSTRUMENTS OF TRANSFER, INSTRUMENTS OF RECEIPT AND ASSUMPTION, E&PD BUSINESS ITEMS,
RECORDS,
files and schedules and do all such further acts and things as shall reasonably be necessary or appropriate to carry out the DEFINITIVE AGREEMENTS, the TRANSACTIONS and the intent of the PARTIES as reflected herein or therein.

		8.2.2	If any item is improperly included or excluded from a
Schedule to this AGREEMENT or any other DEFINITIVE AGREEMENT or improperly retained or transferred, HERCULES and MACDERMID shall promptly execute any documents necessary to amend or correct the schedule and/or transfer, license or otherwise convey the item to the proper party.

		8.2.3	If after the CLOSING a PARTY discovers or receives an
item which rightfully belongs to the other PARTY or such other
PARTY's AFFILIATES, it shall promptly notify said other PARTY and deliver such item(s) to said other PARTY.

	8.3	CONFIDENTIAL INFORMATION.

		8.3.1	From and after the CLOSING DATE for the applicable
period set forth in Section 8.3.3 and except as otherwise provided in the DEFINITIVE AGREEMENTS:

			(A)	HERCULES shall not use or disclose or take any
action to so use or disclose and shall not permit any of its AFFILIATES under its control to use or disclose or take any action to so use or disclose any Confidential Information of MACDERMID
(including E&PD INTELLECTUAL PROPERTY and E&PD information retained or possessed by HERCULES) so as to directly or indirectly compete in any of the businesses described in Sections 8.1.1 (A), (B) and/or (C) with MACDERMID or its AFFILIATES owning or possessing directly or indirectly assets of the MACDERMID BUSINESS;

			(B)	HERCULES shall not disclose or take any action
to disclose to THIRD PERSONS and shall not permit any of its AFFILIATES under its control to disclose or take any action to disclose to THIRD PERSONS any E&PD INTELLECTUAL PROPERTY;

			(C)	HERCULES shall not use, disclose to THIRD
PERSONS or take any action to so use or disclose and shall not permit any of its AFFILIATES under its control to use, disclose to THIRD
PERSONS or take any action to so use or disclose any Confidential
Information of MACDERMID received by HERCULES directly from MACDERMID; and

			(D)	MACDERMID shall not use, disclose to THIRD
PERSONS or take any action to so use or disclose and shall not permit any of its AFFILIATES under its control to use, disclose to THIRD
PERSONS or take any action to so use or disclose any Confidential
Information of HERCULES  (except for E&PD INTELLECTUAL PROPERTY).

		8.3.2	A PARTY (the "Receiving Party") possessing
Confidential Information of the other PARTY shall be under no obligation pursuant to Section 8.3.1 with respect to information that:

			(A)	is or shall have become generally available to
the public without breach of this covenant,

			(B)	is received by the Receiving Party from a THIRD
PERSON on a non-confidential basis, or

			(C) 	is required to be disclosed by law, order or
regulation or by an AUTHORITY; provided, however, that in the event that disclosure of such information is requested or required by any such law, order, regulation or AUTHORITY, the Receiving Party shall provide the other PARTY with prompt NOTICE of such request or requirement and shall, prior to disclosing such information, cooperate with such other PARTY with respect to any such disclosure including, without limitation, assisting such other PARTY at such other PARTY's expense in obtaining an appropriate protective order if such other PARTY so elects. The Receiving Party acknowledges and agrees that if it or any of its AFFILIATES under its control breaches any provision of this Section 8.3 any remedy at law would be inadequate and that such other PARTY, in addition to seeking monetary damages in connection with any such breach, shall be entitled to specific performance, injunctive and other equitable relief to prevent or restrain a breach of Section 8.3 or to enforce the provisions of this Section 8.3.

		8.3.3	For purposes of this Section 8.3, "Confidential
Information" shall mean any non-public information. As to Confidential Information of MACDERMID (including E&PD information retained or possessed by HERCULES), the applicable period of non-use or non-disclosure, as the case may be, shall be (A) unlimited where the Confidential Information is the E&PD INTELLECTUAL PROPERTY currently being practiced in the conduct of the E&PD BUSINESS in the ORDINARY COURSE and (B) five (5) years where the Confidential Information is other information of MACDERMID (including business information and the E&PD INTELLECTUAL PROPERTY not so currently practiced). As to Confidential Information of HERCULES (including non-E&PD information of HERCULES and transferred to, received by or possessed by MACDERMID), the applicable period of non-use or non-disclosure, as the case may be, shall be five (5) years.

		8.3.4	Effective as of the CLOSING, this Section 8.3
supersedes the CONFIDENTIALITY AGREEMENTS, and thereafter the CONFIDENTIALITY AGREEMENTS shall no longer have any force or effect.

	8.4	MAIL; PAYMENTS.

		8.4.1	 Each PARTY authorizes and empowers the other PARTY
on and after the TURNOVER POINT to receive and open all mail and other communications received by it relating to the E&PD BUSINESS and to determine whether the contents are a matter rightfully belonging to or appropriately to be dealt with by the other PARTY, and if so, such mail or communications shall be promptly delivered to such other PARTY.

		8.4.2	Each PARTY agrees promptly (but, in any event, not
more than five BUSINESS DAYS after receipt thereof) to pay when received and cleared or deliver to the other PARTY any monies or checks which have been mistakenly sent by customers to it and which should properly have been sent to such other PARTY (including any payments in respect of accounts receivable transferred to MACDERMID pursuant to this AGREEMENT).

		8.4.3	Each PARTY has the right and authority to endorse,
without recourse, the name of the other PARTY or any of its AFFILIATES, as the case may be, on any check or other evidence of indebtedness received by it in respect of the E&PD BUSINESS to which the other PARTY is entitled under the DEFINITIVE AGREEMENTS, including any accounts receivable included in the PURCHASED ASSETS, and HERCULES and MACDERMID each shall furnish the other such evidence of this AUTHORITY as is reasonably requested.

	8.5	NAME CHANGE.  Anything herein to the contrary
notwithstanding from and after the CLOSING, MACDERMID shall have the right to use the name "HERCULES" and any variation thereof, on existing supplies of product literature, signage and stationery, in connection with MACDERMID's operation of the E&PD BUSINESS for as long as reasonably necessary, but in no event longer than thirteen
(13) weeks following the CLOSING. During such thirteen (13) week period, MACDERMID shall promptly commence and diligently pursue until completion the cessation of such use at the earliest practicable time.

	8.6	ACCOUNTS RECEIVABLE.

		8.6.1	HERCULES hereby irrevocably appoints MACDERMID as its
attorney and agent commencing at the TURNOVER POINT for the purpose of collecting all outstanding accounts and notes receivable transferred as part of the PURCHASED ASSETS, with full authority in MACDERMID to take any and all lawful steps reasonably necessary to accomplish said purpose. MACDERMID shall protect, defend , indemnify and hold harmless HERCULES from any unlawful collection activities taken by or on behalf of MACDERMID. HERCULES shall reasonably cooperate with MACDERMID in collecting said accounts and notes receivable and shall perform all acts and execute all instruments reasonably necessary or proper in order to accomplish the purposes and objectives of this Section.

		8.6.2	MACDERMID shall use reasonable efforts to collect
following the CLOSING DATE all uncollected accounts receivable transferred to MACDERMID as part of the PURCHASED ASSETS. In the event that any such accounts receivable remain uncollected sixty (60) days after the expiration of the normal historic collection period for such account receivable if the E&PD BUSINESS has a collection history with the other parties to such accounts receivable, or for accounts receivable of a similar nature if the E&PD BUSINESS does not have a collection history with the other parties to such accounts receivable, MACDERMID may transfer such accounts receivable to HERCULES at any time thereafter. HERCULES shall pay to MACDERMID by check within five (5) BUSINESS DAYS following such transfer an amount equal to the value of such uncollected account receivable as reflected in the Net Receivables portion of the CLOSING DATE E&PD MANAGEMENT PERFORMANCE REPORT less all amounts collected by MACDERMID on such account receivable after the CLOSING DATE.

	8.7	INVENTORIES.

		8.7.1	As to any inventories transferred to MACDERMID as
part of the PURCHASED ASSETS and having as of the CLOSING DATE a remaining shelf life of two (2) months or less, the PARTIES will jointly inspect such inventories and determine the disposal thereof (e.g., sale; rework or use by MACDERMID or MACDERMID DELAWARE; or
other disposal) .   At HERCULES'  expense, MACDERMID will dispose of
such inventories. HERCULES shall pay to MACDERMID by check within five (5) BUSINESS DAYS following such disposal an amount equal to the value of such disposed inventories represented in the Net Inventories portion of the CLOSING DATE E&PD MANAGEMENT PERFORMANCE REPORT plus the reasonable costs of such disposal.

		8.7.2	At the request of either PARTY from time to time
after the CLOSING, the PARTIES shall make joint inspection(s) of then existing inventories or parts thereof transferred to MACDERMID as part of the PURCHASED ASSETS. The purpose of such joint inspections is to have a reasonable, cooperative and good faith effort to jointly determine whether the inspected inventories are or are not substantially of a quality and condition usable, leasable or saleable in the ORDINARY COURSE or are or are not of a material excess quantity. If it is determined that such inventories are not of such quality or condition or are a material excess quantity, then the PARTIES shall determine the disposal thereof (e.g., sale; rework or use by MACDERMID or MACDERMID DELAWARE; or other disposal). At HERCULES' expense, MACDERMID will dispose of such inventories.
HERCULES shall pay to MACDERMID by check within five (5) BUSINESS
DAYS following such disposal an amount equal to the value of such disposed inventories represented in the Net Inventories portion of the CLOSING DATE E&PD MANAGEMENT PERFORMANCE REPORT plus the reasonable costs of such disposal.

		8.7.3	This Section 8.7 shall be in effect for a period of
eighteen (18) months after the CLOSING.

	8.8	MACDERMID INDEBTEDNESS.

		8.8.1	Payments on the MACDERMID PREFERRED STOCK and
payments of the PERFORMANCE PREMIUM (collectively "Payments") may not be made in violation of MACDERMID's existing debt agreements (which MACDERMID will represent at CLOSING are true and correct) or MACDERMID's future debt agreements; provided that no such future agreement may contain covenants or restrictions which on the basis of the plans and information for the indebted period furnished by MACDERMID to the lender or underwriter at or prior to the execution of such future debt agreement would per se at the time of such execution prevent MACDERMID making Payments. After the CLOSING DATE, MACDERMID and MACDERMID DELAWARE each shall not directly or indirectly enter into any debt agreements which contain covenants or restrictions which on the basis of the plans and information for the indebted period furnished by MACDERMID and/or MACDERMID DELAWARE, as the case may be, to the lender or underwriter at or prior to the execution of such debt agreements would per se at the time of such execution prevent MACDERMID and/or MACDERMID DELAWARE, as the case may be, making Payments. In the event of a breach or default under this Section 8.8.1, then in addition to all other rights and remedies which HERCULES may have, HERCULES shall have the right to one-third of the membership on MACDERMID's Board of Directors, all as described in Section 3.5 (F) and the judicial resolution described in Section 13 of the SERIES A PREFERRED STOCK AGREEMENT.

		8.8.2	Upon HERCULES' request and from time to time after
the CLOSING DATE, MACDERMID shall provide HERCULES with a list of the debt holders and respective debt amounts of all MACDERMID indebtedness for borrowed monies in excess of Five Million Dollars ($5,000,000).

		8.8.3	After the CLOSING, MACDERMID shall account for the
MACDERMID PREFERRED STOCK as required by U.S. Generally Accepted
Accounting Principles (commonly referred to as "U.S. GAAP") and applicable securities laws and regulations (e.g., SEC Regulation SX-
41) in conjunction with input from MACDERMID's independent auditors.

		8.8.4	 In order to enable HERCULES to determine MACDERMID's
compliance with this Section 8.8, MACDERMID shall provide HERCULES not later than thirty (30) days after MACDERMID files its Annual
Reports on Form 10-K filed under the EXCHANGE ACT with certificate(s), reasonably satisfactory to HERCULES, from the Chief
Executive Officers of MACDERMID and of MACDERMID DELAWARE, certifying that MACDERMID and MACDERMID DELAWARE each has fully complied with this Section 8.8.

	8.9	ENGINEERING MANUALS.   The PARTIES acknowledge that
certain HERCULES manuals, including the Engineering Department Manuals, Design Manuals, Project Management Manuals, Construction Guidelines Manuals, and Hercules Standards (collectively the "HERCULES Manuals") may be in the possession of E&PD employees after CLOSING. MACDERMID acknowledges that HERCULES will not provide revisions to the HERCULES Manuals after the CLOSING. MACDERMID hereby releases, and agrees to protect, defend, indemnify and hold harmless the HERCULES INDEMNITEES from and against any and all CLAIMS arising out of or resulting from use of the HERCULES Manuals by MACDERMID or any of its AFFILIATES after CLOSING DATE. Further, notwithstanding anything to the contrary herein, MACDERMID agrees to hold the HERCULES Manuals in confidence and only use them on a need-to-know basis with respect to the operation of the E&PD BUSINESS.

	8.10	RETENTION OF BOOKS AND RECORDS; FURTHER
INFORMATION.
For a period of eight (8) years from the CLOSING DATE:

		(A)	Neither PARTY shall destroy or dispose of any
material books and records in its possession and relating to the E&PD BUSINESS ITEMS (herein the "RECORDS") without first offering to turn over possession thereof to the other PARTY; and such offer shall be contained in a NOTICE to such other PARTY at least thirty (30) days prior to the proposed date of such disposition or destruction.

		(B)	Upon reasonable prior NOTICE to a PARTY, the other
PARTY shall allow the requesting PARTY and its representatives reasonable access to all RECORDS during normal business hours at the principal place(s) of business of such other PARTY or at any location(s) where such RECORDS are located, and the requesting PARTY shall have the right, at its expense, to make copies of or excerpts from such RECORDS; provided, however, that any such access shall be had or copying shall be done in such manner so as not to interfere with the normal conduct of either PARTY'S business; and such access shall be subject to the CONFIDENTIALITY AGREEMENTS and the provisions of any contract to which the non-requesting PARTY or its properties shall be bound.

		(C)	Each PARTY shall promptly make available to the other
PARTY upon reasonable request and at the requesting PARTY's expense, but consistent with each PARTY's business requirements, (i) personnel to assist the requesting PARTY in locating the RECORDS and (ii) any personnel whose assistance or participation is necessary or appropriate in anticipation of or in connection with existing or future litigation, administrative proceedings, preparation or defense of tax returns or other matters arising from or related to the E&PD
BUSINESS ITEMS.



                          ARTICLE IX

             CONDITIONS TO MACDERMID'S OBLIGATIONS

	The obligation of MACDERMID to effect the TRANSACTIONS shall be subject to the satisfaction or written waiver (where permissible), on and as of the TURNOVER POINT and on and as of the CLOSING DATE, of each and all of the following conditions set forth in Sections 9.1 through 9.13.

	9.1	REPRESENTATIONS AND WARRANTIES TRUE.  The
representations and warranties of HERCULES contained in the DEFINITIVE AGREEMENTS shall be true, complete and accurate in all material respects on and as of the CLOSING DATE, except that any representation and warranty made as of a specified date shall have been true, complete and accurate in all material respects on and as of such date.

	9.2	PERFORMANCE OF AGREEMENTS.  Subject to Sections 4.4 and
5.12, HERCULES shall have performed and complied in all material respects with all of its agreements and covenants contained in the DEFINITIVE AGREEMENTS to be performed or complied with by it on or prior to the CLOSING DATE.

	9.3	DELIVERIES.  MACDERMID shall have received from HERCULES
the INSTRUMENTS OF TRANSFER and the other documents, affidavits and instruments contemplated by Section 4.2.

	9.4	NO PROHIBITION.  No federal, state or local law, statute,
ordinance, regulation or executive order, domestic or foreign, shall have been adopted or promulgated and no preliminary or permanent injunction or other judgment or order issued by any federal, state or local court of competent jurisdiction, domestic or foreign, or by any AUTHORITY, shall be in effect, the enforcement of which would, in either case (individually or in the aggregate)

		(A)	in any material respect, restrain, change, enjoin,
make illegal or otherwise prohibit the TRANSACTIONS,

		(B)	impose material civil penalties or damages in
connection with any such TRANSACTIONS,

		(C)	have or reasonably be expected to have a E&PD
MATERIAL ADVERSE EFFECT,

		(D)	materially impair MACDERMID's ability to consummate
the TRANSACTIONS, or
		(E)	compel MACDERMID or its AFFILIATES to dispose of,
discontinue, hold separate, or materially restrict the operations of a significant portion of the E&PD BUSINESS or the MACDERMID BUSINESS in connection with or as a result of the consummation of the TRANSACTIONS.

	9.5	NO INJUNCTION, PROCEEDING OR LITIGATION.  No suit,
action or proceeding before any court or AUTHORITY, domestic or foreign, shall have been commenced and be pending by any AUTHORITY as a result of action or inaction of HERCULES and no investigation by any AUTHORITY shall have been commenced and be pending against any of the PARTIES or any of their AFFILIATES, associates, officers or directors as a result of action or inaction of HERCULES (i) seeking to restrain, prevent or change the TRANSACTIONS in any material respect, (ii) seeking material civil penalties or damages in connection with the TRANSACTIONS, or (iii) which would, individually or in the aggregate, result in or reasonably be expected to result in a E&PD MATERIAL ADVERSE EFFECT.

	9.6	OFFICER'S CERTIFICATE.  MACDERMID shall have received a
certificate from the President or other a duly authorized officer of HERCULES, dated as of the CLOSING DATE, in reasonable form and substance certifying as to the satisfaction of the conditions specified in Sections 9.1 and 9.2.

	9.7	HSR ACT.  Any applicable waiting period (and any
extension thereof) under the HSR ACT relating to the TRANSACTIONS shall have expired or been terminated.

	9.8	APPROVALS AND CONSENTS.   Subject to Section 4.4, (i)
all CONSENTS, approvals, authorizations, waivers and filings from or with any AUTHORITY required for the consummation of the TRANSACTIONS shall have been obtained or made, and (ii) HERCULES shall have obtained all CONSENTS, approvals, novations, or authorizations of, or exemptions or waivers by, THIRD PERSONS or any AUTHORITY with respect to the CONTRACTS and PERMITS listed on Schedule 4.4.2.

	9.9	OPINION OF COUNSEL FOR HERCULES.  MACDERMID shall have
received an opinion of counsel for HERCULES (which may be from its general counsel or assistant general counsel), substantially in the form attached hereto as Exhibit Five. Such counsel shall not opine on the schedules to the DEFINITIVE AGREEMENTS.

	9.10	ANCILLARY DOCUMENTS.  Each and all of the ANCILLARY
DOCUMENTS shall have been executed and delivered by all parties thereto other than MACDERMID.

	9.11	E&PD MATERIAL ADVERSE EFFECT.   No E&PD MATERIAL
ADVERSE EFFECT shall have occurred and continue to exist as of the CLOSING DATE.

	9.12	FINANCING.  Pursuant to the Commitments described in
Section 6.8, MACDERMID shall have in hand borrowed funds sufficient to pay HERCULES the CASH PORTION and to pay all of MACDERMID's fees and expenses hereunder.

	9.13	BOARD OF DIRECTORS.  The Board of Directors of each
PARTY shall have authorized and approved the execution and delivery by such PARTY of the DEFINITIVE AGREEMENTS and the consummation of the TRANSACTIONS.

	9.14	PERMITS.  MACDERMID shall have received each PERMIT
listed in Schedule 9.14 or have received approval from the AUTHORITY having requisite jurisdiction for such PERMIT that MACDERMID may operate the E&PD BUSINESS after the TURNOVER POINT without such PERMIT being in hand.



                          ARTICLE X

              CONDITIONS TO HERCULES' OBLIGATION

	The obligation of HERCULES to effect the TRANSACTIONS shall be subject to the satisfaction or written waiver (where permissible) on and as of the TURNOVER POINT and on and as of the CLOSING DATE, of each and all of the following conditions set forth in Sections 10.1 through 10.15.

	10.1	REPRESENTATIONS AND WARRANTIES TRUE.  The
representations and warranties of MACDERMID contained in the DEFINITIVE AGREEMENTS shall be true, complete and accurate in all material respects on and as of the CLOSING DATE, except that any representation and warranty made as of a specified date shall have been true, complete and accurate in all material respects on and as of such date.

	10.2	PERFORMANCE OF AGREEMENTS.  MACDERMID shall have
performed and complied in all material respects with all of its agreements and covenants contained in the DEFINITIVE AGREEMENTS to be performed or complied with by it on or prior to the CLOSING DATE.

	10.3	DELIVERIES.  HERCULES shall have received from MACDERMID
the CASH PORTION, the MACDERMID PREFERRED STOCK, the INSTRUMENTS OF RECEIPT AND ASSUMPTION, and the other documents, affidavits and instruments contemplated by Section 4.3.

	10.4	NO PROHIBITION.    No federal, state or local law,
statute, ordinance, regulation or executive order, domestic or foreign, shall have been adopted or promulgated and no preliminary or permanent injunction or other judgment or order issued by any federal, state or local court of competent jurisdiction, domestic or foreign, or by any AUTHORITY, shall be in effect, the enforcement of which would, in either case (individually or in the aggregate)

		(A)	in any material respect, restrain, change, enjoin,
make illegal or otherwise prohibit the TRANSACTIONS,

		(B)	impose material civil penalties or damages in
connection with any such TRANSACTIONS,

		(C)	have or reasonably be expected to have a MACDERMID
MATERIAL ADVERSE EFFECT,

		(D)	materially impair HERCULES' ability to consummate the
TRANSACTIONS, or

		(E)	compel HERCULES or its AFFILIATES to not sell, to
retain, to hold separate, or to materially restrict the operations of a significant portion of the E&PD BUSINESS or of the business of HERCULES or its AFFILIATES in connection with or as a result of the consummation of the TRANSACTIONS.

	10.5	NO INJUNCTION, PROCEEDING OR LITIGATION.  No suit,
action or proceeding before any court or AUTHORITY, domestic or foreign, shall have been commenced and be pending by any AUTHORITY as a result of action or inaction of MACDERMID and no investigation by any AUTHORITY shall have been commenced and be pending against any of the PARTIES or any of their AFFILIATES, associates, officers or directors as a result of action or inaction of MACDERMID (i) seeking to restrain, prevent or change the TRANSACTIONS in any material respect; (ii) seeking material civil penalties or damage in connection with the TRANSACTIONS; or (iii) which would, individually or in the aggregate, result in or reasonably be expected to result in a MACDERMID MATERIAL ADVERSE EFFECT.

	10.6	OFFICER'S CERTIFICATE.  HERCULES shall have received a
certificate from a duly authorized officer of MACDERMID, dated as of the CLOSING DATE, reasonable in form and substance, certifying as to the satisfaction of the conditions specified in Sections 10.1 and 10.2.

	10.7	HSR ACT.  Any applicable waiting periods (and any
extension thereof) under the HSR ACT relating to the TRANSACTIONS shall have expired or been terminated.

	10.8	APPROVALS AND CONSENTS.  All necessary corporate,
securities laws, stock exchange, and similar filings and steps necessary or appropriate for the issuance and delivery of the MACDERMID PREFERRED STOCK have been taken. Subject to Section 4.4,
(i) all CONSENTS, approvals, authorizations, waivers and filings from or with any AUTHORITY required for the consummation of the TRANSACTIONS shall have been obtained or made, and (ii) MACDERMID shall have obtained all CONSENTS, approvals, novations, or authorizations of, or exemptions or waivers by, THIRD PERSONS or any AUTHORITY with respect to the CONTRACTS and PERMITS listed on
Schedule 10.8 to the extent necessary to consummate the TRANSACTIONS without, subject to the MACDERMID MATERIALITY STANDARD, any violation or breach thereof or default, termination or acceleration occurring thereunder.

	10.9	OPINION OF COUNSEL FOR MACDERMID.  HERCULES shall have
received an opinion of counsel for MACDERMID (which may be from its general counsel or assistant general counsel), substantially in the form attached hereto as Exhibit Six. Such counsel shall not opine on the schedules to the DEFINITIVE AGREEMENTS.

	10.10	 ANCILLARY DOCUMENTS.  Each and all of the
ANCILLARY DOCUMENTS shall have been executed and delivered by all parties thereto other than HERCULES.

	10.11	MACDERMID MATERIAL ADVERSE EFFECT.  No MACDERMID
MATERIAL ADVERSE EFFECT shall have occurred and be existing as of the CLOSING DATE.

	10.12	PERMITS.  MACDERMID shall have received each PERMIT
listed in Schedule 9.14 or have received approval from the AUTHORITY having requisite jurisdiction for such PERMIT that MACDERMID may operate the E&PD BUSINESS after the TURNOVER POINT without such PERMIT being in hand.

	10.13	CHANGE OF CONTROL ARRANGEMENTS.  MACDERMID shall
have taken all action necessary (consistent with applicable Connecticut law) to (i) ensure that the purchase of the E&PD BUSINESS and the payment therefor, as provided herein, will not invoke any "change of control" or similar provisions in any agreement to which MACDERMID or any of its AFFILIATES is a party (including any employment, termination, credit agreement, stock option plan or stockholders rights plan) and (ii) approve the purchase of the E&PD BUSINESS and the payment therefor, as provided herein.

	10.14	FINANCING.  Pursuant to the Commitments described in
Section 6.8, MACDERMID shall have in hand borrowed funds sufficient to pay HERCULES the CASH PORTION and to pay all of MACDERMID's fees and expenses hereunder.

	10.15	BOARD OF DIRECTORS.  The Board of Directors of each
PARTY shall have authorized and approved the execution and delivery by such PARTY of the DEFINITIVE AGREEMENTS and the consummation of the TRANSACTIONS.


                         ARTICLE XI

                TERMINATION PRIOR TO CLOSING

	11.1	TERMINATION.	This AGREEMENT may be terminated at any
time during the PRE-CLOSING PERIOD by any one or more of the following:

		(A)	 the mutual written consent of the PARTIES;

		(B)	 NOTICE given by either  PARTY to the other PARTY, if
the CLOSING shall not have occurred on or before January 31, 1996;
provided that the PARTY electing so to terminate this AGREEMENT (i) shall have performed and complied with all of the covenants and agreements set forth in the DEFINITIVE AGREEMENTS to be performed by it as of such termination; and (ii) has not breached any of its representations and warranties set forth in the DEFINITIVE
AGREEMENTS;

		(C)	 NOTICE given by either PARTY to the other PARTY, if
as a result of action or inaction by such other PARTY any court of competent jurisdiction or any AUTHORITY shall have issued an injunction, order, decree, rule or regulation or taken any other action, restraining, enjoining or otherwise prohibiting the TRANSACTIONS, and such order, decree, ruling, or other action shall have become final and nonappealable, and results in or would or could be reasonably expected to result in a frustration of one or more of the essential purposes of the DEFINITIVE AGREEMENTS;

		(D)	 NOTICE given by either PARTY to the other PARTY, if
there shall have been a breach by such other PARTY of its representations, warranties, covenants or agreements contained in the DEFINITIVE AGREEMENTS which breach would entitle MACDERMID or HERCULES, as the case may be, to decline to consummate the TRANSACTIONS, and such breach has not been fully cured to the reasonable satisfaction of the notifying PARTY prior to the earlier of (i) thirty days after such written NOTICE or (ii) the CLOSING
DATE;

		(E)	 NOTICE given by HERCULES to MACDERMID, if the
CLOSING price of MACDERMID Common Stock on the NASDAQ Stock Exchange on the trading day immediately preceding the CLOSING DATE is less than Twenty-Six Dollars ($26.00) per share;

		(F)	NOTICE given by either PARTY to the other PARTY that
a CONSENT or PERMIT set forth on Schedule 4.4.3 was not obtained by the planned CLOSING and subsequent good faith negotiations between the PARTIES have not resulted in a mutually agreed upon resolution;
and/or

		(G)	NOTICE given by either PARTY to the other PARTY that
a casualty loss as described in Section 7.8 has occurred and subsequent good faith negotiations between the PARTIES have not resulted in a mutually agreed upon resolution.

	11.2	NO FURTHER OBLIGATIONS.  In the event of a termination
of the AGREEMENT pursuant to Section 11.1 (other than Section 11.1
(D), neither PARTY shall have any obligation or liabilities to the other PARTY as a result of such termination. If HERCULES has earned the EXCLUSIVITY PAYMENT described in Section 18 of the LETTER OF INTENT, then such termination of this AGREEMENT shall not affect or terminate HERCULES' right to receive or MACDERMID's obligation to pay such EXCLUSIVITY PAYMENT.

	11.3	TERMINATION OF OTHER ITEMS.  Except as the PARTIES may
agree otherwise, the termination of this AGREEMENT shall forthwith constitute a corresponding termination of the other DEFINITIVE AGREEMENTS and any annexes, exhibits and schedules called for in this AGREEMENT and executed prior to or in effect at the time of such termination; provided, however, that if the CLOSING is not completed, then the CONFIDENTIALITY AGREEMENTS and the two letters (dated
October 5, 1995 and October 6, 1995 respectively) which are part of the NON-COMPETITION AGREEMENTS, shall survive such termination.


                         ARTICLE XII

                 SURVIVAL AND INDEMNIFICATION

	12.1	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS. Except as provided otherwise in Articles V and VI of this AGREEMENT or in the DEFINITIVE AGREEMENTS, each representation and warranty made in this AGREEMENT or any of the DEFINITIVE AGREEMENTS shall survive the CLOSING and remain in full force and effect for a period of eighteen (18) months thereafter; provided, however, to the extent that NOTICE of any indemnification claim for breach of any representation or warranty (indicating with reasonable specificity the basis for such claim) shall have been timely delivered to the other PARTY within the applicable notice and indemnification periods, such indemnification claim shall survive the termination of the indemnification period until resolution of such claim. The covenants and agreements contained in this AGREEMENT or any of the other DEFINITIVE AGREEMENTS shall survive the CLOSING and continue in accordance with their terms.

	12.2	INDEMNIFICATION BY HERCULES.  From and after the
CLOSING, HERCULES shall indemnify and hold harmless MACDERMID, its AFFILIATES, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "MACDERMID INDEMNITEES") from and against any and all CLAIMS incurred by any of them arising out of or resulting from any of the following:

		(A)	any breach by HERCULES of any of the representations
or warranties made by HERCULES in the DEFINITIVE AGREEMENTS;

		(B)	any failure by HERCULES to perform any of its
covenants or agreements contained in the DEFINITIVE AGREEMENTS;

		(C)	any failure by HERCULES to pay, perform, discharge or
satisfy when due any liability or obligation of HERCULES or any of its AFFILIATES other than the ASSUMED LIABILITIES; and/or

		(D)	any CLAIM by HERCULES stockholders asserted against
MACDERMID to the extent that such CLAIM relates to the TRANSACTIONS, provided that it is not judicially determined that such CLAIM is based on the violation by MACDERMID of applicable law.

	12.3	INDEMNIFICATION BY MACDERMID.  From and after the
CLOSING, MACDERMID shall indemnify and hold harmless HERCULES, its AFFILIATES, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the "HERCULES INDEMNITEES") from and against any and all CLAIMS incurred by any of them arising out of or resulting from any of the following:
		(A)	any breach by MACDERMID of any of the representations
or warranties made by MACDERMID in the DEFINITIVE AGREEMENTS;

		(B)	any failure by MACDERMID to perform any of its
covenants or agreements contained in the DEFINITIVE AGREEMENTS;

		(C)	any failure by MACDERMID to pay, perform, discharge
or satisfy when due any liability or obligation of MACDERMID or any of its AFFILIATES, including any of the ASSUMED LIABILITIES; and/or

		(D)	any CLAIM by MACDERMID stockholders asserted against
HERCULES to the extent that such CLAIM relates to the TRANSACTIONS or the MACDERMID PREFERRED STOCK, provided that it is not judicially determined that such CLAIM is based on the violation by HERCULES of applicable law.

	12.4	PROCEDURE FOR INDEMNIFICATION.  Except as otherwise
provided in the other DEFINITIVE AGREEMENTS for matters specifically covered therein, the procedures and provisions of this Section 12.4 shall be applicable.

		12.4.1 PARTY to PARTY CLAIMS: The below paragraphs (A) and (B) shall be applicable to CLAIM(S) by a PARTY and/or its AFFILIATES against the other PARTY and/or its AFFILIATES.

			(A)	In the event that any INDEMNITEE shall incur or
suffer any CLAIM(S) in respect of which indemnification may be sought hereunder by a PARTY and/or its AFFILIATES, the INDEMNITEE shall assert a CLAIM for indemnification by written NOTICE with reasonable information and details of the CLAIMS as then known (the "NOTICE OF
CLAIM") to the INDEMNITOR stating the nature and basis of such claim. Such NOTICE OF CLAIM must be given not later than forty-five
(45) days after an officer or management employee at the level of plant manager, business director or above, or an employee holding a position comparable to or higher than any of the foregoing, of INDEMNITEE has actual knowledge of a matter that would be the basis for indemnification hereunder or not later than the end of the applicable indemnification period, whichever shall occur first.

			(B)	The INDEMNITOR shall have ninety (90) days after
receipt of such NOTICE OF CLAIM to object to the subject matter and the amount of the CLAIM for indemnification set forth in such NOTICE
OF CLAIM by delivering NOTICE of objection thereof to the INDEMNITEE.
If the INDEMNITOR does not so object within such ninety-day period, it shall be conclusively deemed to have agreed to the matters set forth in such NOTICE OF CLAIM. If the INDEMNITOR sends NOTICE to the INDEMNITEE objecting to the matters set forth in such NOTICE OF
CLAIM, the PARTIES shall use their best efforts to settle (without an obligation to settle) such claim for indemnification. If the PARTIES are unable to settle such dispute, the question shall be resolved in accordance with Article XIII.

		12.4.2 THIRD PERSON CLAIMS: The below paragraphs (A) through (F) shall be applicable to THIRD PERSON CLAIMS against a PARTY and/or its AFFILIATES.

			(A)	Within forty-five (45) days after receipt by an
INDEMNITEE of written NOTICE of the assertion of a CLAIM or the commencement of any action, litigation or proceeding by any THIRD
PERSON (a "THIRD PERSON CLAIM") with respect to any matter for which indemnification is or may be owing pursuant to Section 12.2 or 12.3, the INDEMNITEE shall give a NOTICE OF CLAIM to the INDEMNITOR and shall thereafter keep the INDEMNITOR reasonably informed with respect thereto.

			(B)	The INDEMNITOR shall have the right, at its
option and at its own expense, to participate in or, by giving written NOTICE to the INDEMNITEE no later than thirty (30) days after delivery of the NOTICE OF CLAIM, to take exclusive control of (after acknowledging its obligation to provide indemnification under this
Article XII for such CLAIM), the defense, negotiations and/or settlement of any such THIRD PERSON CLAIM with counsel reasonably satisfactory to the INDEMNITEE, whereupon the INDEMNITOR shall assume all past and future responsibility for any CLAIMS incurred by the INDEMNITEE with respect to such THIRD PERSON CLAIM.

			(C)	The INDEMNITEE shall have the right to
participate in the defense, negotiation and/or settlement of any such THIRD PERSON CLAIM with counsel of its own choosing; provided that after NOTICE from the INDEMNITOR to the INDEMNITEE of the INDEMNITOR's election to take control of the defense, negotiation and/or settlement of any THIRD PERSON CLAIM, the INDEMNITOR shall not be liable to the INDEMNITEE for any legal or other expenses incurred by the INDEMNITEE on its own volition in connection with the defense, negotiation and/or settlement thereof other than reasonable costs of investigation.

			(D)	Each PARTY agrees to cooperate with and render
to the other PARTY such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such THIRD
PERSON CLAIM or proceeding which assistance shall include, without limitation, making appropriate personnel reasonably available for any discovery or trial.

			(E)	If the INDEMNITOR fails or refuses to undertake
the defense of any such THIRD PERSON CLAIM within thirty (30) days after delivery of the NOTICE OF CLAIM, the INDEMNITEE shall have the right to take exclusive control of the defense, negotiation and/or settlement of such THIRD PERSON CLAIM at the INDEMNITOR's expense.

			(F)	Neither the INDEMNITOR nor the INDEMNITEE shall
settle or compromise any THIRD PERSON CLAIM without the consent of the other, which consent shall not be unreasonably withheld.

		12.4.3 COMPLETE BAR: With respect to the filing of a NOTICE OF CLAIM within the applicable filing period and indemnification period, time is of the essence. If a NOTICE OF CLAIM is not timely and properly filed within the 45-day period described in Sections 12.4.1 or 12.4.2 or within the applicable indemnification period described in Article V or VI or Section 12.1 or in the DEFINITIVE AGREEMENTS, then such NOTICE OF CLAIM shall be deemed invalid, null and void and the underlying CLAIM(S) may not and shall not be a cause of indemnification or action. A FAILURE TO GIVE A NOTICE OF CLAIM IN A TIMELY AND PROPER MANNER SHALL BE A
CONCLUSIVE
AND FINAL BAR TO SUCH CLAIM AND THE INDEMNITOR SHALL HAVE NO INDEMNIFICATION OBLIGATION WHATSOEVER WITH RESPECT TO THE
SUBJECT
CLAIM(S).

	12.5	LIMITATION ON INDEMNIFICATION.

		12.5.1	Notwithstanding anything to the contrary, no
indemnification shall be payable by HERCULES for any individual claim of $20,000 or less under Section 12.2 unless and until the amount of CLAIMS in respect of all matters for which indemnification is sought from HERCULES under Section 12.2 shall exceed $100,000 in the aggregate, in which event HERCULES shall only be obligated to indemnify for the amount of such CLAIMS in excess of $100,000.

		12.5.2	Notwithstanding anything to the contrary, no
indemnification shall be payable by MACDERMID under Section 12.3 for any individual claim of $20,000 or less unless and until the amount of CLAIMS in respect of all matters for which indemnification is sought from MACDERMID under Section 12.3 shall exceed $100,000 in the aggregate, in which event MACDERMID shall only be obligated to indemnify for the amount of such CLAIMS in excess of $100,000.

		12.5.3	  An INDEMNITEE shall have an obligation to
reasonably mitigate damages.

	12.6	PAYMENT.  With respect to THIRD PERSON CLAIMS for which
indemnification is payable under the DEFINITIVE AGREEMENTS, such indemnification shall be paid by the INDEMNITOR promptly upon (A) the entry of a judgment against the INDEMNITEE and the expiration of any applicable appeal period; (B) the entry of a non-appealable judgment or final appellate decision against the INDEMNITEE; (C) the closing under any settlement or similar agreement; or (D) the entry of any final non-appealable consent order or decree binding upon the INDEMNITEE. Notwithstanding the foregoing, provided that there is no reasonable dispute as to whether the INDEMNITEE is entitled to indemnification hereunder, expenses of the INDEMNITEE for which the INDEMNITOR is responsible shall be reimbursed on a current basis by the INDEMNITOR.

	12.7	OVERLAPPING CLAIMS FOR INDEMNIFICATION.  If any
INDEMNITEE shall be entitled to indemnification pursuant hereto due to events, acts or omissions determined to have occurred in part prior to the CLOSING and in part after the CLOSING, then HERCULES and MACDERMID, as an INDEMNITOR as the case may be, shall be required to provide indemnification as provided herein but only to the extent of its respective share of the responsibility.

	12.8	RIGHT TO INFORMATION ABOUT INDEMNIFICATION MATTERS.
MACDERMID shall furnish to HERCULES from time to time such information as HERCULES may reasonably request with respect to the matters which might become the subject of a claim for indemnification hereunder from HERCULES. HERCULES shall furnish to MACDERMID from time to time such information as MACDERMID may reasonably request with respect to the matters which might become the subject of a claim for indemnification hereunder from MACDERMID.

	12.9	COVERS OTHER AGREEMENTS.  The provisions of this Article
XII shall also govern any right of indemnification granted by any provision of any of the DEFINITIVE AGREEMENTS and any indemnification procedure related thereto unless such provision or agreement specifically provides for a different indemnification right and/or procedure.

	12.10	SUBROGATION.  To the extent that an INDEMNITOR shall
make payment to an INDEMNITEE pursuant to this AGREEMENT, the INDEMNITOR shall be subrogated to any and all rights and claims which the INDEMNITEE may have with respect to such indemnified CLAIMS; but only to the extent of such payment. If any such amount shall be paid to the INDEMNITOR on account of any subrogation rights while the INDEMNITEE has outstanding any CLAIM for an indemnifiable loss, such amount shall be received in trust for the benefit of the INDEMNITEE and shall forthwith be applied to the satisfaction of such indemnifiable losses.




                        	ARTICLE XIII

                     RESOLUTION OF DISPUTES

	13.1	RESOLUTION PROCEDURE.   Each PARTY agrees to use its
best efforts to resolve disputes under the DEFINITIVE AGREEMENTS
(including disputes under this AGREEMENT) by a negotiated resolution between the PARTIES or as provided for in this Article XIII.

	13.2	RESOLUTION PANEL.   The RESOLUTION PANEL shall consist
of two members, of which one member shall be the President of HERCULES, and the other member shall be the President of MACDERMID (the "RESOLUTION PANEL"). The RESOLUTION PANEL may act only by the affirmative vote of both its members.

	13.3	EXCHANGE OF WRITTEN STATEMENTS.   In the event of a
dispute under the DEFINITIVE AGREEMENTS, either PARTY may give a NOTICE to the other PARTY requesting that the RESOLUTION PANEL try in good faith to negotiate a resolution of (but without any obligation to resolve) such dispute. Not later than fifteen (15) days after said NOTICE, each PARTY shall submit to the other PARTY a written statement setting forth such PARTY's description of the dispute and of the respective positions of the PARTIES on such dispute; and such PARTY's recommended resolution and the reasons why such PARTY feels its recommended resolution is fair and equitable in light of the terms and spirit of the DEFINITIVE AGREEMENTS. The PARTIES shall make appropriate arrangements so that the submission and exchange of such written statements of the PARTIES shall be simultaneous. Such statements represent part of a good-faith effort to resolve a dispute and as such, neither statement may be introduced as evidence or used as an admission against interest in any judicial resolution of such dispute.

	13.4	GOOD FAITH NEGOTIATIONS.   If the dispute continues
unresolved for a period of fifteen (15) days (or such longer period as the RESOLUTION PANEL may otherwise agree upon) after the simultaneous exchange of such written statements, then the RESOLUTION PANEL shall promptly commence good-faith negotiations to resolve such dispute but without any obligation to resolve it. The initial negotiating meeting shall be held in Wilmington, Delaware, if MACDERMID sent said NOTICE, and in Waterbury, Connecticut, if HERCULES sent said NOTICE.

	13.5	SUBMISSION TO COURT OR ARBITRATION.   Not later than
sixty (60) days after the commencement of good-faith negotiations,
(i) if the RESOLUTION PANEL renders an agreed resolution on the matter in dispute, then both PARTIES shall be bound thereby and judgment upon such resolution may be entered in any court having requisite jurisdiction; and (ii) if the RESOLUTION PANEL does not render an agreed resolution, then the matter in dispute shall be submitted for resolution forthwith to a court in the State of Delaware in accordance with Section 13.6 hereof or to binding arbitration in accordance with Section 13.7 hereof, whichever forum is chosen by MACDERMID. MACDERMID shall notify HERCULES not later than fifteen (15) days after the termination of such negotiation of the forum (i.e. judicial or arbitration) chosen by MACDERMID and if MACDERMID fails to timely provide such notice then the forum shall be the Delaware Court, described in Section 13.6.

	13.6	SUMMARY PROCEEDINGS.   A matter in dispute which by its
nature and/or amount in controversy, qualifies as a matter of right or discretion to be determined in the Superior Court of the State of Delaware in and for New Castle County under its Rules governing
Summary Proceedings for Commercial Disputes, shall proceed and be determined in such Summary Proceedings only. In addition to such procedures, the below Paragraphs (A) through (E) shall be applicable to any dispute under such Summary Proceedings.

		(A)	Any dispute which cannot be determined in such
Summary Proceedings shall proceed and be determined in whichever
Delaware Court has requisite jurisdiction.

		(B)	Any disputing party may make application to the said
Superior Court for resolution of a dispute to be determined in such Summary Proceedings. No disputing party shall directly or indirectly oppose such application in any way.

		(C)	 Except as provided in Section 13.8, no disputing
party shall directly or indirectly initiate or pursue any case, proceeding or claim (whether for damages or other relief) relating to a dispute in any forum other than a Delaware Court.

		(D)	Each and all disputing parties hereby reciprocally
and irrevocably waive in advance any and all objections to the Delaware Courts or directly or indirectly to cause any aspect of the dispute to be heard in another forum.

		(E)	For purposes of all actions or proceedings that
involve a dispute, all disputing parties do hereby irrevocably submit themselves to the personal jurisdiction of each and all Delaware
Courts and agree that service of process may be duly perfected by a lawful method.

	13.7	BINDING ARBITRATION.   A matter in dispute hereunder
submitted for resolution by arbitration shall be finally settled by arbitration in accordance with the then existing commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, subject to (A) through (H) below.

		(A)	Upon the request of either PARTY, the Arbitration
shall be conducted under the expedited rules of the American
Arbitration Association for commercial arbitrations.

		(B)	The Arbitrators shall be three (3) independent
arbitrators, with one appointed by each PARTY, and the two appointees selecting the third arbitrator in accordance with the said Rules. If any PARTY fails to select an arbitrator within ten (10) days after notice of such failure from the other PARTY or the American Arbitration Association, then the American Arbitration Association shall appoint such arbitrator. If the two appointees are unable to agree on the third arbitrator, then the American Arbitration Association shall select the same using the foregoing qualification. Each arbitrator shall be a competent and reputable individual with experience as a judge, a chief executive officer or chief financial officer.

		(C)	The arbitration hearing shall be held in New York,
New York, at such date, time and place as established by the Arbitrators.

		(D)	The Arbitrators shall have power to rule on their own
competency and on the validity of this AGREEMENT to make reference to arbitration.

		(E)	Not later than fifteen (15) days after the conclusion
of the arbitration hearing, but prior to the rendering of any arbitral decision and award, each PARTY may submit to the Arbitrators a written statement of such PARTY's (i) understanding of and view on the PARTIES' respective positions on the dispute, and (ii) recommendation as to an appropriate resolution of the dispute and the reasons why it believes such resolution is appropriate. In reaching a decision on any dispute hereunder, the Arbitrators may take into account such statement.

		(F)	The Arbitrators must render their arbitral decision
and award and give a written opinion setting forth the basis of their decision, all not later than forty-five (45) days after the conclusion of the Arbitration.

		(G)	Each PARTY shall take or cause to be taken all
reasonable action to facilitate the conduct of the arbitration and the rendering of the arbitral award at the earliest possible date.

		(H)	The costs of the Arbitration shall be borne and paid
equally by the PARTIES.

	13.8	INJUNCTIVE RELIEF.  The PARTIES recognize and
acknowledge that (i) in the event of a potential, anticipatory or actual breach of Section 8.1 (dealing with non-competition) or
Section 8.3 (dealing with Confidential Information) or similar provision of any of the DEFINITIVE AGREEMENTS, it may be necessary or appropriate for the non-breaching PARTY to seek injunctive relief, if and to the extent legally available, in order to avoid harm or further harm to the non-breaching PARTY, and (ii) such injunctive relief may not be available under the Summary Proceedings Act referred to in Section 13.6 or the Arbitration referred to in Section
13.7. If a PARTY desires injunctive relief, it may pursue the same in any court of competent jurisdiction; provided, however, that, if granted, such injunctive relief shall apply only to prevent a breach or further breaches of Sections 8.1 or Section 8.3 or such similar provision and shall remain in effect only so long as the Court deems necessary or appropriate to permit resolution of the underlying disputes in accordance with this Section 13, including Sections 13.5 and 13.6 in particular. Neither the seeking of injunctive relief nor the granting thereof is intended or shall result in the application of a substantive or procedural law other than the applicable governing law pursuant to Section 14.8 hereof.


                         ARTICLE XIV

                        MISCELLANEOUS

	14.1	ENTIRE AGREEMENT.  The CONFIDENTIALITY AGREEMENTS, the
NON-COMPETITION AGREEMENTS, and the DEFINITIVE AGREEMENTS (including the Annexes, Exhibits, Schedules, and other documents referred to or contemplated herein or therein) constitute the entire agreement between the PARTIES and supersede all prior agreements and understandings, oral and written between the PARTIES with respect to the subject matter hereof and thereof.

	14.2	SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

		14.2.1	The terms and conditions of  the DEFINITIVE
AGREEMENTS shall inure to the benefit of and be binding upon the respective successors and assigns of the PARTIES; provided, however, that none of the DEFINITIVE AGREEMENTS in whole, in material part or otherwise may be assigned by either PARTY without the prior written consent of the other PARTY; and further provided that after the CLOSING, such consent shall not be unreasonably withheld. Notwithstanding the foregoing, each PARTY shall be entitled to assign all or any part of its rights and obligations under the DEFINITIVE AGREEMENTS to one or more of its wholly owned AFFILIATES, upon NOTICE to the other PARTY and provided that the assigning PARTY and its assignee AFFILIATE(S) shall be jointly and severally obligated under and responsible for the assigned item(s) or matter(s). Nothing in the DEFINITIVE AGREEMENTS, express or implied, is intended to confer any rights or remedies thereunder on any PERSON other than MACDERMID or HERCULES and their respective AFFILIATES, successors and permitted assigns.

		14.2.2	The PARTIES acknowledge and consent to the
assignment by MACDERMID to MACDERMID DELAWARE of all rights and obligations of MACDERMID under this AGREEMENT (other than Section 3.5 hereof concerning the PERFORMANCE PREMIUM) and the DEFINITIVE AGREEMENTS (other than the SERIES A PREFERRED STOCK AGREEMENT) and MACDERMID DELAWARE accepts such assignment. MACDERMID and MACDERMID DELAWARE, individually and collectively, agree that as of the effective date of such assignment and at all times thereafter, it and they shall be jointly, severally and primarily liable for the rights and obligations so assigned.

	14.3	HEADINGS; ETC.   The headings of the articles, sections
and paragraphs contained in the DEFINITIVE AGREEMENTS and the Table of Contents, including the List of Annexes, Exhibits and Schedules are inserted for convenience only and shall not be deemed to constitute part thereof or to affect the construction thereof.

	14.4	MODIFICATION AND WAIVER.  No amendment, modification or
alteration of the terms or provisions of the DEFINITIVE AGREEMENTS shall be binding unless the same shall be in writing and duly executed by the PARTIES, except that any of the terms or provisions of the DEFINITIVE AGREEMENTS may be waived in writing at any time by the PARTY which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of the DEFINITIVE AGREEMENTS shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any PARTY in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

	14.5	EXPENSES.   Except as otherwise expressly provided in the
DEFINITIVE AGREEMENTS, whether or not the TRANSACTIONS are consummated, each PARTY shall pay all costs and expenses of every kind incurred by it or on its behalf in connection in any way with the DEFINITIVE AGREEMENTS and/or the TRANSACTIONS, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel fees.

	14.6	NOTICES.  Any notice, request, instruction or other
document to be given hereunder by any PARTY to any other PARTY shall be in writing and delivered personally, by telecopy, or sent by registered or certified mail, postage prepaid, or sent by overnight courier (e.g., FedEx, Airborne or UPS) (herein a "NOTICE")

		if to HERCULES to:

		Hercules Incorporated
		Hercules Plaza
		1313 North Market Street
		Wilmington, Delaware 19894-0001
		Telecopier:  (302) 594-7252
		Attention: 	Michael B. Keehan, Esq.
				Vice President and General Counsel

with a copy to each of the following persons at the HERCULES address:
(i) George MacKenzie, Vice President & Chief Financial Officer, (ii) Peter R. Kapuscinski, Director, Financial Analysis & Planning, and
(ii) Israel J. Floyd, Corporate Secretary and Assistant General
Counsel;

		if to MACDERMID to:

		MacDermid, Incorporated
		245 Freight Street
		Waterbury, Connecticut 06702
		Telecopier:  (203) 575-7900
		Attention:  Corporate Secretary


and with a copy to




		Michael E. Mooney, Esquire
		Nutter, McClennen and Fish
		One International Place
		Boston, Massachusetts  02110-2699

or at such other address for a PARTY as shall be specified by like Notice. Any NOTICE which is given in the manner provided herein shall be deemed to have been duly given to the PARTY to whom it is directed upon actual receipt by such PARTY (evidenced, in the case of a telecopy, by the receipt of the correct answer back). A PARTY giving NOTICE by telecopy shall send a confirmation copy thereof to the addressee by overnight courier.

	14.7	SPECIFIC PERFORMANCE AND OTHER REMEDIES.

		14.7.1	HERCULES acknowledges that MACDERMID will have
no adequate remedy at law if HERCULES fails to perform any of its obligations under the DEFINITIVE AGREEMENTS. In such event and if the dispute forum is a Delaware Court pursuant to Section 13.6, MACDERMID shall have the right, in addition to any other rights it may have, to specific performance of the DEFINITIVE AGREEMENTS, including Sections 8.1 and 8.3 of this AGREEMENT which Sections pertain to Non-Competition and Confidential Information, respectively, and any similar provisions of the DEFINITIVE
AGREEMENTS.

		14.7.2	MACDERMID acknowledges that HERCULES will have
no adequate remedy at law if MACDERMID fails to perform any of its obligations under the DEFINITIVE AGREEMENTS. In such event and if the dispute forum is a Delaware Court pursuant to Section 13.6, HERCULES shall have the right, in addition to any other rights it may have, to specific performance of the DEFINITIVE AGREEMENTS, including Section 8.3 of this AGREEMENT, which Section pertains to Confidential Information, and any similar provisions of the DEFINITIVE AGREEMENTS.

		14.7.3	Except as otherwise provided herein, each and
all of the rights and remedies of a PARTY provided in or under the DEFINITIVE AGREEMENTS shall be in addition to all rights and remedies provided at law, in equity or otherwise. Such rights and remedies shall be cumulative, and the use of any right or remedy at any time or from time to time shall not preclude or affect the use of the same or any other similar or dissimilar right or remedy.

		14.7.4	In no event shall any PARTY, its AFFILIATE(s),
and/or its or their respective directors, officers, employees or agents be liable for punitive, consequential, special, incidental or similar damages under or in connection with the DEFINITIVE AGREEMENTS and/or the TRANSACTIONS.

	14.8	GOVERNING LAW.  The validity, performance and enforcement
of the DEFINITIVE AGREEMENTS shall be governed by the law of the State of Delaware, without giving effect to the principles of conflicts of law thereof, except that with respect to matters regarding the transfer of right, title to and interest in any E&PD BUSINESS ITEM, the laws governing such E&PD BUSINESS ITEM shall govern, without giving effect to the principles of conflicts of law thereof.

	14.9	BULK SALES LAWS.  The PARTIES waive compliance with the
so-called "bulk sales" provisions of Article 6 of the Uniform
Commercial Code as it is in effect in the states where applicable to the PURCHASED ASSETS and any other "bulk sales" provisions or laws of any jurisdiction that may be applicable to the TRANSACTIONS.

	14.10	PUBLIC ANNOUNCEMENTS.   During the PRE-CLOSING
PERIOD, neither MACDERMID nor HERCULES shall make any public statements, including any press releases, with respect to the DEFINITIVE AGREEMENTS and/or the TRANSACTIONS, except as may be required by law or by the obligations pursuant to any agreement with any securities exchange (in which case, the nature of the statement shall be described to the other PARTY prior to dissemination to the public) or as otherwise provided in the DEFINITIVE AGREEMENTS or as otherwise agreed to by the PARTIES.

	14.11	COUNTERPARTS.   The DEFINITIVE AGREEMENTS may be
executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same instrument.

	14.12	SEVERABILITY.   If any provision of the DEFINITIVE
AGREEMENTS or the application of any such provision to any PERSON(s) or circumstance(s) shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision thereof and the affected DEFINITIVE AGREEMENTS shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part thereof; provided, however, (A) if the deletion of any provision of the DEFINITIVE AGREEMENTS frustrates an essential purpose(s) of the DEFINITIVE AGREEMENTS or material right(s) of a PARTY, then such PARTY may terminate this AGREEMENT without further liability or obligation, and (B) absent such frustration and to the extent legally possible, the PARTIES shall seek in good faith alternate provisions or arrangements to achieve the same purposes as the invalid, illegal or unenforceable provision.




	IN WITNESS WHEREOF, HERCULES and MACDERMID each has caused this AGREEMENT to be executed by its duly authorized officer on its behalf as of the date first above written, and MACDERMID DELAWARE has executed this AGREEMENT as the assignee of MACDERMID pursuant to
Section 14.2.2.


Attested:						HERCULES INCORPORATED


By:	_______________________	By: 	____________________________

Name:	_______________________	Name: ____________________________

Title:	_______________________	Title:
	_____________________________




Attested:						MACDERMID, INCORPORATED

By:	_______________________	By: 	_____________________________

Name:	_______________________	Name: _____________________________

Title:	_______________________	Title:
	_____________________________




Attested:						MACDERMID IMAGING
TECHNOLOGY, INC.

By:	_______________________	By: 	_____________________________

Name:	_______________________	Name: _____________________________

Title:	_______________________	Title:
	_____________________________






SALE AND PURCHASE AGREEMENT

TABLE OF CONTENTS


ARTICLE I-1-
TERMS-1-
1.1	CERTAIN DEFINITIONS-1-
1.2	EXHIBITS, ETC-10-
1.3	PLURALS, ETC-10-
1.4	TIME OF DAY-10-

ARTICLE II-11-
SALE AND PURCHASE-11-
2.1	SALE AND PURCHASE-11-
2.2	EXCLUDED ITEMS-13-
2.3	E&PD ITEMS OF HERCULES AFFILIATE(S)-13-
2.4	ASSUMPTION OF LIABILITIES-13-
2.5	THIRD PERSONS-14-
2.6	E&PD FINANCIAL STATEMENTS-14-
2.7	E&PD BUSINESS ITEMS SOLD "AS IS".-16-
2.8	E&PD TECHNICAL CENTER/METTON BUILDING. -16-
2.9	INTERCOMPANY ACCOUNTS. -17-
2.10	BELGIUM OPERATION.-17-
2.11	TAIWAN OPERATION-17-
2.12	LETTER OF INTENT.-17-
2.13	ALLOCATION; TAXES; PRORATIONS-17-
2.14	E&PD APPLICATIONS LABORATORY-17-
2.15	INTERIM OPERATIONS.-17-
2.16	HERCULES PLAZA OFFICE SPACE LEASE-18-
2.17	ANCILLARY INTELLECTUAL PROPERTY.   -18-
2.18	COMMINGLED ITEMS.-19-
2.19	TELECOMMUNICATIONS.-19-
2.20	MARK TRECE, INC.-19-

ARTICLE III-20-
PURCHASE PRICE-20-
3.1	PURCHASE PRICE. -20-
3.2	POST-CLOSING ADJUSTMENT-20-
3.3	EXCLUSIVITY PAYMENT CREDIT-20-
3.4	SERIES A PREFERRED STOCK AGREEMENT-20-
3.5	PERFORMANCE PREMIUM-21-


ARTICLE IV-24-
CLOSING-24-
4.1	TIME AND PLACE-24-
4.2	DELIVERIES BY HERCULES-24-
4.3	DELIVERIES BY MACDERMID-24-
4.4	CERTAIN ASSIGNMENTS, CONSENTS AND PERMITS.-25-

ARTICLE V-27-
REPRESENTATIONS AND WARRANTIES OF HERCULES-27-
5.1	REPRESENTATIONS AND WARRANTIES OF HERCULES;
LIMITATION -27-
5.2	ORGANIZATION, GOOD STANDING AND CORPORATE POWER-27-
5.3	AFFILIATES-28-
5.4	FINANCIAL STATEMENTS-28-
5.5	ABSENCE OF CHANGES IN THE E&PD BUSINESS-28-
5.6	CONFLICTING AGREEMENTS; RESTRICTIONS.-29-
5.7	TITLE-29-
5.8	INVENTORIES-30-
5.9	ACCOUNTS RECEIVABLE-30-
5.10	ACCOUNTS PAYABLE.   -30-
5.11	CONDITION.-30-
5.12	E&PD INTELLECTUAL PROPERTY-30-
5.13	CONTRACTS AND AGREEMENTS.-31-
5.14	INSURANCE-32-
5.15	CONSENTS-32-
5.16	NO LITIGATION-33-
5.17	NON-ENVIRONMENTAL LAWS AND GOVERNMENTAL CONSENTS-33-
5.18	TAXES-33-
5.19	ENVIRONMENTAL MATTERS-33-
5.20	EMPLOYEES AND EMPLOYEE BENEFITS-33-
5.21	INVESTMENT-34-
5.22	COMPLETE PURCHASED ASSETS-34-
5.23	BROKERS-34-

ARTICLE VI-35-
REPRESENTATIONS AND WARRANTIES OF MACDERMID-35-
6.1	REPRESENTATIONS AND WARRANTIES OF MACDERMID-35-
6.2	ORGANIZATION, GOOD STANDING AND CORPORATE POWER-35-
6.3	CAPITALIZATION-36-
6.4	AFFILIATES-36-
6.5 	REPORTS AND FINANCIAL STATEMENTS OF MACDERMID-36-
6.6	ABSENCE OF CHANGES IN THE  BUSINESS OF MACDERMID-37-
6.7	INSURANCE-37-
6.8	CONSENTS-37-
6.9	CONFLICTING AGREEMENTS, RESTRICTIONS-38-
6.10	NO LITIGATION-38-
6.11	NON-ENVIRONMENTAL LAWS AND GOVERNMENTAL CONSENTS-38-
6.12	TAXES.-38-
6.13	ENVIRONMENTAL MATTERS-39-
6.14	EMPLOYEES AND EMPLOYEE BENEFITS-39-
6.15	FINANCING AND INDEBTEDNESS-39-
6.16	BROKERS-40-

ARTICLE VII-41-
PRE-CLOSING COVENANTS-41-
7.1	BEST EFFORTS; REGULATORY FILINGS-41-
7.2	CONDUCT OF BUSINESS-41-
7.3	[Intentionally Left Blank]-42-
7.4	REQUIRED NOTICES-43-
7.5	ACCESS-43-
7.6	AGREEMENTS-44-
7.7	ACQUISITION PROPOSALS-44-
7.8	CASUALTY LOSS-45-

ARTICLE VIII-46-
POST-CLOSING AGREEMENTS-46-
8.1	NON-COMPETITION-46-
8.2	FURTHER ASSURANCES-47-
8.3	CONFIDENTIAL INFORMATION-47-
8.4	MAIL; PAYMENTS-49-
8.5	NAME CHANGE-49-
8.6	ACCOUNTS RECEIVABLE-49-
8.7	INVENTORIES-50-
8.8	MACDERMID INDEBTEDNESS-51-
8.9	ENGINEERING MANUALS-52-
8.10	RETENTION OF BOOKS AND RECORDS; FURTHER INFORMATION-
52-

ARTICLE IX-53-
CONDITIONS TO MACDERMID'S OBLIGATIONS-53-
9.1	REPRESENTATIONS AND WARRANTIES TRUE-53-
9.2	PERFORMANCE OF AGREEMENTS-53-
9.3	DELIVERIES-53-
9.4	NO PROHIBITION-53-
9.5	NO INJUNCTION, PROCEEDING OR LITIGATION-54-
9.6	OFFICER'S CERTIFICATE-54-
9.7	HSR ACT-54-
9.8	APPROVALS AND CONSENTS-54-
9.9	OPINION OF COUNSEL FOR HERCULES-54-
9.10	ANCILLARY DOCUMENTS-54-
9.11	E&PD MATERIAL ADVERSE EFFECT-54-
9.12	FINANCING. -54-
9.13	BOARD OF DIRECTORS. -55-
9.14	PERMITS.-55-

ARTICLE X-56-
CONDITIONS TO HERCULES' OBLIGATION-56-
10.1	REPRESENTATIONS AND WARRANTIES TRUE-56-
10.2	PERFORMANCE OF AGREEMENTS-56-
10.3	DELIVERIES-56-
10.4	NO PROHIBITION.-56-
10.5	NO INJUNCTION, PROCEEDING OR LITIGATION-57-
10.6	OFFICER'S CERTIFICATE-57-
10.7	HSR ACT-57-
10.8	APPROVALS AND CONSENTS-57-
10.9	OPINION OF COUNSEL FOR MACDERMID.-57-
10.10	 ANCILLARY DOCUMENTS-57-
10.11	MACDERMID MATERIAL ADVERSE EFFECT-58-
10.12	PERMITS.-58-
10.13	CHANGE OF CONTROL ARRANGEMENTS-58-
10.14	FINANCING. -58-
10.15	BOARD OF DIRECTORS. -58-

ARTICLE XI-59-
TERMINATION PRIOR TO CLOSING-59-
11.1	TERMINATION-59-
11.2	NO FURTHER OBLIGATIONS. -60-
11.3	TERMINATION OF OTHER ITEMS-60-

ARTICLE XII-61-
SURVIVAL AND INDEMNIFICATION-61-
12.1	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS -61-
12.2	INDEMNIFICATION BY HERCULES-61-
12.3	INDEMNIFICATION BY MACDERMID-61-
12.4	PROCEDURE FOR INDEMNIFICATION-62-
12.5	LIMITATION ON INDEMNIFICATION-64-
12.6	PAYMENT-64-
12.7	OVERLAPPING CLAIMS FOR INDEMNIFICATION-64-
12.8	RIGHT TO INFORMATION ABOUT INDEMNIFICATION MATTERS-
65-
12.9	COVERS OTHER AGREEMENTS-65-
12.10	SUBROGATION-65-

ARTICLE XIII-66-
RESOLUTION OF DISPUTES-66-
13.1	RESOLUTION PROCEDURE-66-
13.2	RESOLUTION PANEL-66-
13.3	EXCHANGE OF WRITTEN STATEMENTS-66-
13.4	GOOD FAITH NEGOTIATIONS.-66-
13.5	SUBMISSION TO COURT OR ARBITRATION-66-
13.6	SUMMARY PROCEEDINGS. -67-
13.7	BINDING ARBITRATION.-67-
13.8	INJUNCTIVE RELIEF. -68-

ARTICLE XIV-70-
MISCELLANEOUS-70-
14.1	ENTIRE AGREEMENT-70-
14.2	SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES-70-
14.3	HEADINGS; ETC.-70-
14.4	MODIFICATION AND WAIVER-70-
14.5	EXPENSES-71-
14.6	NOTICES-71-
14.7	SPECIFIC PERFORMANCE AND OTHER REMEDIES-72-
14.8	GOVERNING LAW-72-
14.9	BULK SALES LAWS-73-
14.10	PUBLIC ANNOUNCEMENTS-73-
14.11	COUNTERPARTS-73-
14.12	SEVERABILITY-73-